Exhibit 4.4

                                RCN CORPORATION,

                                    as Issuer

                                       and

                     HSBC BANK USA, National Association, as

                                   as Trustee

                                    INDENTURE

                          Dated as of December 21, 2004

                  7.375% Convertible Second Lien Notes due 2012

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                             CROSS-REFERENCE TABLE*

        Provisions of Trust Indenture Act of 1939 and Indenture, dated as of December 21, 2004, by and among RCN Corporation, certain Guarantors (as hereinafter defined) and HSBC Bank USA, National Association, as Trustee, providing for the 7.375% Convertible Second Lien Notes due 2012:

        Section of the Act                             Section of the Indenture
        -------------------------------------------    ------------------------
        310(a)(1) and (2)..........................    8.9
        310(a)(3) and (4)..........................    N.A.**
        310(b).....................................    8.8 and 8.10(b) and (d)
        310(c).....................................    N.A.
        311(a).....................................    8.13
        311(b).....................................    8.13
        311(c).....................................    N.A.
        312(a).....................................    6.1 and 6.2(a)
        312(b).....................................    6.2(b)
        312(c).....................................    6.2(c)
        313(a).....................................    6.3
        313(b)(1)..................................    N.A.
        313(b)(2)..................................    6.3
        313(c).....................................    6.3
        313(d).....................................    6.3
        314(a).....................................    6.4
        314(b).....................................    4.4
        314(c)(1) and (2)..........................    16.5
        314(c)(3)..................................    4.6
        314(d).....................................    4.6
        314(e).....................................    16.5
        314(f).....................................    N.A.
        315(a), (c) and (d)........................    8.1 and 8.2
        315(b).....................................    7.8
        315(e).....................................    7.9
        316(a)(1)..................................    7.7
        316(a)(2)..................................    Not required
        316(a) (last sentence).....................    9.4
        316(b).....................................    11.2

----------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**      N.A. means Not Applicable.

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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS.....................................................................................1

     Section 1.1.   Definitions............................................................................1
     Section 1.2.   Other Definitions.....................................................................28
     Section 1.3.   Rules of Construction.................................................................29
     Section 1.4.   Acts of Holders.......................................................................29

ARTICLE II. ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES.............................30

     Section 2.1.   Designation, Amount and Issue of Notes................................................30
     Section 2.2.   Form of Notes.........................................................................30
     Section 2.3.   Date and Denomination of Notes; Payments of Interest..................................31
     Section 2.4.   Execution of Notes....................................................................33
     Section 2.5.   Exchange and Registration of Transfer of Notes; Restrictions on Transfer..............33
     Section 2.6.   Mutilated, Destroyed, Lost or Stolen Notes............................................48
     Section 2.7.   Temporary Notes.......................................................................49
     Section 2.8.   Cancellation of Notes Paid, Etc.......................................................50
     Section 2.9.   CUSIP Numbers.........................................................................50

ARTICLE III. OPTIONAL REDEMPTION OF NOTES SECTION.........................................................50

     Section 3.1.   Redemption Price......................................................................50
     Section 3.2.   Notice of Redemption; Selection of Notes..............................................51
     Section 3.3.   Payment of Notes Called for Redemption................................................52
     Section 3.4.   Conversion Arrangement on Call for Redemption........................................53

ARTICLE IV. COLLATERAL AND SECURITY DOCUMENTS AND GUARANTEES; AGREEMENTS IN INTERCREDITOR AGREEMENT.......54

     Section 4.1.   Collateral and Security Documents and Guarantee Agreement; Agreements
                     in Intercreditor Agreement ..........................................................54
     Section 4.2.   Application of Proceeds of Collateral and Guarantee Payments..........................54
     Section 4.3.   Possession, Use and Release of Collateral.............................................54
     Section 4.4.   Opinion of Counsel....................................................................55
     Section 4.5.   Further Assurances....................................................................56
     Section 4.6.   Trust Indenture Act Requirements......................................................56
     Section 4.7.   Suits to Protect Collateral...........................................................56
     Section 4.8.   Purchaser Protected...................................................................56
     Section 4.9.   Powers Exercisable by Receiver or Trustee.............................................57
     Section 4.10.  Release upon Termination of Company's Obligations.....................................57
     Section 4.11.  Limitation on Duty of Trustee in Respect of Collateral................................57
     Section 4.12.  Authorization of Trustee..............................................................58
     Section 4.13.  Intercreditor Agreement Controls......................................................58
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     Section 4.14.  Liability of the Collateral Agent.....................................................58

ARTICLE V. COVENANTS......................................................................................59

     Section 5.1.   Payment of Principal, Premium and Interest............................................59
     Section 5.2.   Maintenance of Office or Agency.......................................................59
     Section 5.3.   Money for Note Payments To Be Held in Trust...........................................60
     Section 5.4.   Corporate Existence...................................................................61
     Section 5.5.   Payment of Taxes and Other Claims.....................................................61
     Section 5.6.   Maintenance of Properties.............................................................62
     Section 5.7.   Insurance.............................................................................62
     Section 5.8.   Books and Records.....................................................................63
     Section 5.9.   Provision of Financial Statements.....................................................63
     Section 5.10.  Change of Control.....................................................................63
     Section 5.11.  Limitation on Additional Indebtedness; Offer to Repurchase upon Incurrence of Indebtedness not Permitted .......................................................65
     Section 5.12.  Statement by Officers as to Default; Notice of Certain Defaults.......................66
     Section 5.13.  Limitation on Restricted Payments.....................................................66
     Section 5.14.  Limitation on Transactions with Affiliates............................................69
     Section 5.15.  Disposition of Proceeds of Asset Sales................................................70
     Section 5.16.  Limitation on Liens...................................................................72
     Section 5.17.  Limitation on Business................................................................73
     Section 5.18.  Limitation on Certain Guarantees and Indebtedness of Restricted
                     Subsidiaries; Domestic Restricted Subsidiaries to Become Guarantors and
                     Provide Collateral...................................................................73
     Section 5.19.  Limitation on Issuances and Sales of Preferred Stock by Restricted Subsidiaries.......75
     Section 5.20.  Limitation on Dividends and Other Payment Restrictions Affecting
                     Restricted Subsidiaries. ............................................................75
     Section 5.21.  Designations of Unrestricted Subsidiaries.............................................76
     Section 5.22.  Compliance Certificates and Opinions..................................................77
     Section 5.23.  Reports...............................................................................77

ARTICLE VI. NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.................................78

     Section 6.1.   Noteholders Lists.....................................................................78
     Section 6.2.   Preservation and Disclosure of Lists..................................................78
     Section 6.3.   Reports by Trustee....................................................................78
     Section 6.4.   Reports by Company....................................................................79

ARTICLE VII. DEFAULTS AND REMEDIES........................................................................79

     Section 7.1.   Events of Default.....................................................................79
     Section 7.2.   Payments of Notes on Default; Suit Therefor...........................................82
     Section 7.3.   Application of Monies Collected by Trustee............................................84
     Section 7.4.   Proceedings by Noteholder.............................................................84
     Section 7.5.   Proceedings by Trustee................................................................85
     Section 7.6.   Remedies Cumulative and Continuing....................................................85
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     Section 7.7.   Direction of Proceedings and Waiver of Defaults by Majority of Noteholders............86
     Section 7.8.   Notice of Defaults....................................................................86
     Section 7.9.   Undertaking to Pay Costs..............................................................87
     Section 7.10.  Delay or Omission Not Waiver..........................................................87

ARTICLE VIII. CONCERNING THE TRUSTEE......................................................................87

     Section 8.1.   Duties and Responsibilities of Trustee................................................87
     Section 8.2.   Reliance on Documents, Opinions, Etc..................................................88
     Section 8.3.   No Responsibility for Recitals, Etc...................................................90
     Section 8.4.   Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes.............90
     Section 8.5.   Monies to be Held in Trust............................................................90
     Section 8.6.   Compensation and Expenses of Trustee..................................................90
     Section 8.7.   [Intentionally Omitted]...............................................................91
     Section 8.8.   Conflicting Interests of Trustee......................................................91
     Section 8.9.   Eligibility of Trustee................................................................91
     Section 8.10.  Resignation or Removal of Trustee.....................................................91
     Section 8.11.  Acceptance by Successor Trustee.......................................................93
     Section 8.12.  Succession by Merger, Etc.............................................................93
     Section 8.13.  Limitation on Rights of Trustee as Creditor...........................................94

ARTICLE IX. CONCERNING THE NOTEHOLDERS....................................................................94

     Section 9.1.   Action by Noteholders.................................................................94
     Section 9.2.   Proof of Execution by Noteholders.....................................................94
     Section 9.3.   Who Are Deemed Absolute Owners........................................................95
     Section 9.4.   Company-Owned Notes Disregarded.......................................................95
     Section 9.5.   Revocation of Consents; Future Holders Bound..........................................95

ARTICLE X. NOTEHOLDERS' MEETINGS..........................................................................96

     Section 10.1.  Purpose of Meetings...................................................................96
     Section 10.2.  Call of Meetings by Trustee...........................................................96
     Section 10.3.  Call of Meetings by Company or Noteholders............................................97
     Section 10.4.  Qualifications for Voting.............................................................97
     Section 10.5.  Regulations...........................................................................97
     Section 10.6.  Voting................................................................................98
     Section 10.7.  No Delay of Rights by Meeting.........................................................98

ARTICLE XI. AMENDMENTS; SUPPLEMENTAL INDENTURES...........................................................98

     Section 11.1.  Amendments; Supplemental Indentures without Consent of Noteholders....................98
     Section 11.2.  Amendments; Supplemental Indentures with Consent of Noteholders......................100
     Section 11.3.  Effect of Amendments and Supplemental Indentures.....................................101
     Section 11.4.  Notation on Notes....................................................................101
     Section 11.5.  Evidence of Compliance of Amendment or Supplemental
                     Indenture to be Furnished to Trustee ...............................................101
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     Section 11.6.  Intercreditor Agreement..............................................................101

ARTICLE XII. CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE...........................................102

     Section 12.1.  Company May Consolidate, Etc., Only on Certain Terms.................................102
     Section 12.2.  Successor Entity to be Substituted...................................................103

ARTICLE XIII. SATISFACTION AND DISCHARGE OF INDENTURE....................................................103

     Section 13.1.  Discharge of Indenture...............................................................103
     Section 13.2.  Deposited Monies to be Held in Trust by Trustee......................................104
     Section 13.3.  Paying Agent to Repay Monies Held....................................................104
     Section 13.4.  Return of Unclaimed Monies...........................................................104
     Section 13.5.  Reinstatement........................................................................105

ARTICLE XIV. NO RECOURSE AGAINST OTHERS..................................................................105

     Section 14.1.  Indenture and Notes Solely Corporate Obligations.....................................105

ARTICLE XV. CONVERSION OF NOTES..........................................................................105

     Section 15.1.  Right to Convert.....................................................................105
     Section 15.2.  Exercise of Conversion Privilege; Issuance of Common Stock on Conversion.............106
     Section 15.3.  Intentionally Omitted................................................................107
     Section 15.4.  Cash Payments in Lieu of Fractional Shares...........................................107
     Section 15.5.  Conversion Price.....................................................................108
     Section 15.6.  Adjustment of Conversion Price.......................................................108
     Section 15.7.  Effect of Reclassification, Consolidation, Merger or Sale............................115
     Section 15.8.  Taxes on Shares Issued...............................................................116
     Section 15.9.  Reservation of Shares; Shares to be Fully Paid; Listing of Common Stock..............116
     Section 15.10. Responsibility of Trustee............................................................117
     Section 15.11. Notice to Holders Prior to Certain Actions...........................................118
     Section 15.12. Holder Not Deemed a Shareholder......................................................119

ARTICLE XVI. MISCELLANEOUS PROVISIONS....................................................................119

     Section 16.1.  Provisions Binding on Company's Successors...........................................119
     Section 16.2.  Official Acts by Successor Corporation...............................................119
     Section 16.3.  Addresses for Notices, Etc...........................................................119
     Section 16.4.  Governing Law; Jurisdiction; Jury Trial..............................................120
     Section 16.5.  Evidence of Compliance with Conditions Precedent; Certificates to Trustee............121
     Section 16.6.  Legal Holidays.......................................................................121
     Section 16.7.  Trust Indenture Act..................................................................122
     Section 16.8.  Benefits of Indenture................................................................122
     Section 16.9.  Table of Contents, Headings, Etc.....................................................122
     Section 16.10. Authenticating Agent.................................................................122
     Section 16.11. Execution in Counterparts............................................................123
     Section 16.12. No Adverse Interpretation of Other Agreements........................................123
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ARTICLE XVII. DEFEASANCE OR COVENANT DEFEASANCE..........................................................123

     Section 17.1.  Company's Option To Effect Defeasance or Covenant Defeasance.........................123
     Section 17.2.  Defeasance and Discharge.............................................................124
     Section 17.3.  Covenant Defeasance..................................................................124
     Section 17.4.  Conditions to Defeasance or Covenant Defeasance......................................124
     Section 17.5.  Deposited Money and U.S. Government Securities To Be Held in
                     Trust; Other Miscellaneous Provisions. .............................................127
     Section 17.6.  Reinstatement........................................................................127
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EXHIBIT A           Form of 7.375% Convertible Second Lien Notes due 2012

EXHIBIT B           Form of Conversion Notice

EXHIBIT C           [Intentionally Omitted]

EXHIBIT D           Form of Certificate of Transfer

EXHIBIT E           Form of Certificate of Exchange

EXHIBIT F           Form of Transfer Letter of Representations

EXHIBIT G           Form of Security Agreement

EXHIBIT H           Form of Subsidiaries Guaranty

EXHIBIT I           Form of Pledge Agreement

EXHIBIT J           Form of Intercreditor Agreement

Schedule 1.01A      Certain Permitted Liens

Schedule 1.01B      Certain Permitted Investments

Schedule 5.11       Existing Indebtedness

Schedule 5.20       Certain Restrictions

        INDENTURE, dated as of December 21, 2004, by and among RCN Corporation, a Delaware corporation (hereinafter sometimes called the "Company", as more fully set forth in Section 1.1) and HSBC Bank USA, National Association, a national banking association, as trustee (hereinafter sometimes called the "Trustee", as more fully set forth in Section 1.1).

                              W I T N E S S E T H:

        WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 7.375% Convertible Second Lien Notes due 2012 (hereinafter sometimes called the "Notes"), in an aggregate principal amount not to exceed One Hundred Twenty-Five Million United States Dollars ($125,000,000) and to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

        WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, forms of option to elect repayment upon certain events, and a form of conversion notice and transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

        WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and to make this Indenture a valid agreement of the Company according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                   ARTICLE I.

                                   DEFINITIONS

        Section 1.1.    Definitions.

        "144A Global Note" means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by such Person and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not constitute Acquired Indebtedness.

        "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

        "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall (a) become a Restricted Subsidiary or (b) shall be merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary (other than customary stock option programs), (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Company and/or the Restricted Subsidiaries that is governed under Section 12.1, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, and (iii) for purposes of Section 5.15 any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either (x) involving assets with a Fair Market Value not in excess of $5,000,000 or (y) which constitutes the incurrence of a Capitalized Lease Obligation.

        "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment

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(including, without limitation, any sinking fund requirements) of such
Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Company or any Restricted Subsidiary.

        "Bankruptcy Code" has the meaning given to it in Section 7.1(g).

        "Board of Directors" means the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act for it (to the extent permitted by applicable law).

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which trust companies and banking institutions in the City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, regulation or executive order to close or remain closed.

        "Calculation Period" means, in the case of any Permitted Acquisition, the Test Period most recently ended prior to the date of any such Permitted Acquisition for which financial statements are available.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

        "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

        "Cash Equivalents" means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of

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not more than one year from the date of acquisition by such Person, (iv)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

        "Change of Control" means the occurrence of any of the following events:

        (a) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total Voting Stock of the Company; or

        (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act; or

        (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

        "Close of Business" means 5 p.m. (New York City time).

        "Collateral" has the meaning set forth in the applicable Security Documents.

        "Collateral Agent" means HSBC Bank USA, National Association, in its capacity as Collateral Agent under the Security Agreement, together with any other successor collateral agent.

        "Commission" or "SEC" means the Securities and Exchange Commission, or if at any time after the execution of this Indenture, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

        "Common Stock" means with respect to the Company, any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, which is not subject to redemption by the Company and which entitles the Holder thereof to vote generally for the election of directors. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the

Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. With respect to any other Person, the term "Common Stock" means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Communications Act" means the Communications Act of 1934, as amended.

        "Company" means RCN Corporation, a Delaware corporation, and subject to the provisions of Article XII, shall include its successors and assigns.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

        "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, without giving effect (x) to any extraordinary gains or any extraordinary non-cash losses (except to the extent that any such extraordinary non-cash losses will require a cash payment in a future period) and (y) to any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, adjusted by (1) adding thereto (i) the consolidated interest expense of the Company and its Restricted Subsidiaries for such period (to the extent that such consolidated interest expense was deducted in arriving at Consolidated Net Income for such period), (ii) provisions for taxes based on income that were deducted in arriving at Consolidated Net Income for such period, (iii) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period, (iv) the amount of all expenses incurred in connection with the Transaction for such period to the extent that same were deducted in arriving at Consolidated Net Income for such period, (v) the amount of all non-cash deferred compensation expense for such period to the extent that same was deducted in arriving at the Consolidated Net Income for such period, (vi) to the extent taken after the Issue Date but on or prior to June 30, 2005 and deducted in arriving at Consolidated Net Income for such period, non-recurring fees, expenses and charges in connection with, or contemplated by, the emergence of the Debtors-In-Possession from a Chapter 11 proceeding under the Bankruptcy Code and reorganization and operational restructuring resulting therefrom in an aggregate amount not to exceed $29,600,000 and (vii) any non-cash, non-recurring charges and any non-cash charges associated with stock-based compensation; provided that if any cash amounts are paid in any subsequent period with respect to amounts described above in this clause (vii), the amounts so paid in any subsequent period shall be subtracted in determining Consolidated EBITDA for such subsequent period as provided in clause 2(i) below, and (2) deducting therefrom (i) the amount of all cash payments during such period that are associated with any non-cash loss, change (including, without limitation, as described in preceding clause (1)(vii)) or expense that was added back to Consolidated Net Income in a previous period and (ii) the amount of all consolidated interest income of the Company and its Restricted Subsidiaries to the extent same increased Consolidated Net Income for such period; provided that, for purposes of any determination of Consolidated EBITDA for the four full fiscal quarters ended September 30, 2005, Consolidated EBITDA for such period shall be Consolidated EBITDA for the three full fiscal quarters ended September 30, 2005 multiplied by a fraction equal to 4/3 (rounded to the nearest $1.00).

        "Consolidated Interest Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period, computed on a Pro Forma basis.

        "Consolidated Interest Expense" shall be computed in accordance with GAAP and shall mean, for any period, the sum of (i) the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing, legal and accounting costs with respect to the First-Lien Credit Agreement, the Notes and the Third-Lien Credit Agreement in each case shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein and (ii) the amount of dividends in respect of Disqualified Stock paid during such period.

        "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that
(i) in determining Consolidated Net Income, the net income of any other Person which is not a Restricted Subsidiary of the Company or is accounted for by the Company by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Company or a Restricted Subsidiary thereof during such period, (ii) the net income of any Restricted Subsidiary of the Company (other than the Company) shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Restricted Subsidiary and (iii) the net income (or loss) of any other Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

        "consolidation" means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

        "Contingent Obligation" means, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such

Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

        "Conversion Shares" means all shares of Common Stock into which the Notes are convertible pursuant to Article XV of this Indenture.

        "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 452 Fifth Avenue, New York, New York 10018 Attention: Corporate Trust or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders.

        "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor Person thereto.

        "Debtors-In-Possession" shall mean the Company and each of its Restricted Subsidiaries which, on the Issue Date, is a debtor-in-possession pursuant to the Bankruptcy Code.

        "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article II, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Delayed Filing Authorization" has the meaning set forth in Section 5.9.

        "Depositary" shall mean, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company, its nominees, and their respective successors.

        "Designation" has the meaning set forth under Section 5.21.

        "Discharge of First-Lien Obligations" has the meaning given to it in the Intercreditor Agreement.

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the Notes; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 5.15 and Section 5.10 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to
Section 5.15 and Section 5.10 hereof and at all times subject to 5.13 hereof.

        "Domestic Restricted Subsidiary" means a Restricted Subsidiary that is organized under the laws of a state of the United States or the District of Columbia.

        "Domestic Subsidiary Guarantor" means a Domestic Restricted Subsidiary so long as such Domestic Restricted Subsidiary is also a Guarantor.

        "Equity Interests" means capital stock or warrants, options or other rights to subscribe for, acquire or receive capital stock (but excluding any debt security which is convertible into, or exchangeable for, capital stock).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Issue Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

        "Event of Default" has the meaning specified in Section 7.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

        "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution.

        "FCC" means the U.S. Federal Communications Commission, or any successor thereto.

        "FCC Licenses" means FCC licenses, registrations and authorizations as are necessary to the Company's and its Restricted Subsidiaries' businesses.

        "First-Lien Collateral Agent" has the meaning given to it in the Intercreditor Agreement.

        "First-Lien Collateral" has the meaning given to it in the Intercreditor Agreement.

        "First-Lien Credit Agreement" has the meaning given to it in the Intercreditor Agreement.

        "First-Lien Credit Document" has the meaning given to it in the Intercreditor Agreement.

        "First-Lien Obligations" has the meaning given to it in the Intercreditor Agreement.

        "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

        "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States and which are applicable as of the date of determination and which are consistently applied for all applicable periods.

        "Global Note Legend" means the legend set forth in Section 2.5(h)(iii), which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, issued in accordance with Article II.

        "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

        "Guarantors" means initially each Subsidiary of the Company which has executed and delivered the Guarantee Agreement and such other Subsidiaries of the Company which are required to enter into the Guarantee Agreement pursuant to
Section 5.18.

        "Guarantee Agreement" means the Subsidiaries Guaranty, dated as of December 21, 2004, among the Guarantors and the Collateral Agent, as the same may be modified, supplemented or amended from time to time, which initially is substantially in the form of Exhibit H hereto.

        "Holder" or "Noteholder" means a Person in whose name a Note is registered in the Note Register.

        "IAI Global Note" means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes held by Institutional Accredited Investors or Individual Accredited Investors.

        "Indebtedness" means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (viii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person. For purposes of Section 5.11 and Section 5.13 hereof and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination. Indebtedness of any Person that becomes a Restricted Subsidiary shall be deemed incurred at the time that such a Person becomes a Restricted Subsidiary. It is understood and agreed that surety bonds obtained in the ordinary course of business (and the related reimbursement obligations to the respective surety or sureties) for the benefit of (and which support only obligations otherwise permitted hereunder of) the Company and the Guarantors (other than RCN International) shall not be considered Indebtedness for purposes of this definition, so long as such surety bonds do not otherwise support any obligation that would constitute Indebtedness.

        "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Indenture Obligations" means the obligations of the Company under this Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts (including Liquidated Damages) due or to become due under or in connection with this Indenture or the Notes and the performance of all other obligations owed to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 8.6) and the Holders of the Notes under this Indenture and the Notes, according to the terms thereof.

        "Independent Financial Advisor" means a United States investment banking, consulting or accounting firm of national standing in the United States
(i) which does not, and whose directors, officers and employees or Affiliates do not, have a material direct or indirect financial interest in the Company or any of its Subsidiaries or Affiliates and (ii) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Individual Accredited Investor" means an individual "accredited investor" as defined in Rule 501(a) (5) or (6) of Regulation D under the Securities Act.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Intercreditor Agreement" means that certain Intercreditor Agreement, dated December 21, 2004, among the Company, the Guarantors, the Third-Lien Collateral Agent, the Collateral Agent and the First-Lien Collateral Agent, as such agreement may from time to time be amended, modified or supplemented in accordance with its terms, which initially is substantially in the form of Exhibit J hereto.

        "interest," when used with respect to any Note, means the amount of all interest accruing on such Note, including all additional interest payable on the Notes pursuant to the Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 7.1(viii), (ix) and (x) hereof or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

        "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

        "Interest Rate Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

        "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

        "Investment" means, with respect to any Person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

        "Institutional Accredited Investor" means an institutional "accredited investor" as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or any entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3), (5), (6) or (7) under the Securities Act.

        "Issue Date" means the date of original issuance of the Notes (being December 21, 2004).

        "Junior Liens" means the Liens on the Collateral granted by the Company and the Guarantors to the Collateral Agent to secure the payment and performance of all or any Obligations, and all replacements, renewals and other modifications of such Liens.

        "Laminar" means D.E. Shaw Laminar Lending 2, Inc. and its Affiliates other than the Company and any of its Subsidiaries.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Liquidated Damages" means all additional interest then owing pursuant to Section 3 of the Registration Rights Agreement, Section 4(k) of the Note Purchase Agreement and Section 15.2.

        "Material Adverse Effect" means (i) a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Restricted Subsidiaries taken as a whole since December 31, 2003 (other than the commencement of the bankruptcy cases filed prior to the Issue Date with respect to the Debtors-In-Possession) or (ii) a material adverse effect (x) on the rights or remedies of the Holders or the Trustee or Collateral Agent hereunder or under any other Transaction Document or (y) on the ability of the Company or any Guarantor to perform its obligations to the Noteholders or the Trustee or any Collateral Agent under any other Transaction Documents.

        "Material Asset Sale" means any Asset Sale where the gross proceeds received by the Company and its Restricted Subsidiaries (taking the amount of cash and Cash Equivalents received, the principal amount of Indebtedness received and the fair market value of all other consideration) is in excess of $5,000,000.

        "Maturity Date" means, with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

        "Maximum First-Lien Credit Documents Principal Amount" shall have the meaning given to it in the Intercreditor Agreement.

        "Megacable Entities" means, collectively, Megacable, S.A. de C.V., Megacable Telecommunications, S.A. de C.V. and MCM Holdings, S.A. de C.V.

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgage" means a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument which shall be, prior the date of Discharge of First-Lien Obligations, in substantially the same form delivered under the First-Lien Credit Agreement, and, thereafter, in a form reasonably acceptable to the Trustee.

        "Mortgage Policy" means a mortgage title insurance policy or a binding commitment with respect thereto.

        "Mortgaged Property" means any Real Property owned or leased by the Company or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary or any Restricted Affiliate) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants, consultants and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary or any Restricted Affiliate) owning a beneficial interest in or having a Permitted Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary or any Restricted Affiliate, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary or any Restricted Affiliate, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

        "New Jersey Property" means the real property owned by RCN Telecom Services, Inc., on the Issue Date and located at 65-75 River Road, Nutley, New Jersey.

        "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

        "Non-Wholly Owned Subsidiary" means any Subsidiary of the Company that is not a Wholly-Owned Subsidiary of the Company.

        "Note" or "Notes" means any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

        "Noteholder" or "Holder" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Note is registered on the Note Register.

        "Note Purchase Agreement" means that certain Note Purchase Agreement, dated as of December 21, 2004, among the Company, the Guarantors and the parties listed as purchasers on Schedule II attached thereto, as such agreement may be amended from time to time.

        "Obligations" shall have the meaning assigned thereto in the Security Agreement but shall in any event include the Indenture Obligations.

        "Officer" means, with respect to the Company, the Chairman of the Board of Directors, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

        "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by one of the President, the Chief Executive Officer, Chief Financial Officer, Executive or Senior Vice President or any Vice President and by the Treasurer or the Secretary, that is delivered to the Trustee. Each such certificate shall include the statements provided for in
Section 16.5 if and to the extent required by the provisions of such Section. Whenever this Indenture requires that an Officers' Certificate be signed by an engineer or accountant or other expert, such engineer, accountant or other expert shall be reasonably acceptable to the Trustee.

        "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

        "Off-Balance Sheet Liabilities" of any Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

        "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the

Trustee, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 16.5 if and to the extent required by the provisions of such Section.

        "Other Hedging Agreements" means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

        "Other Senior Debt Pro Rata Share" means the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (w) the Notes, (x) the First-Lien Obligations, (y) Third-Lien Obligations and (z) Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Excess Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the offer to purchase or repay with respect to the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than the First-Lien Obligations, the Third-Lien Obligations and Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale Offer with respect to which the Company is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.

        "Outstanding," when used with reference to Notes, shall, subject to the provisions of Section 9.4, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

                (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                (b) Notes, or portions thereof, for the payment, or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that if such Notes are to be redeemed, as the case may be, prior to the maturity thereof, notice of such redemption shall have been given as provided in Section 3.2, or provision satisfactory to the Trustee shall have been made for giving such notice;

                (c) Notes paid pursuant to Section 2.6 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.6 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course;

                (d) Notes converted into Common Stock pursuant to Article XV and Notes deemed not outstanding pursuant to Section 3.2; and

                (e) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article XVII, to the extent provided in Sections 17.2 and 17.3 except as otherwise provided in Article XVII with respect to the obligations of the Company under Section 5.10 or under Article XV.

        "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

        "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes authenticated and delivered under this Indenture.

        "Permitted Acquisition" shall mean the acquisition by the Company or a Domestic Restricted Subsidiary of the Company of (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Company or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the respective Permitted Acquisition, become a Domestic Restricted Subsidiary of the Company (or shall be merged with and into the Company or a Domestic Restricted Subsidiary, with the Company or such Domestic Restricted Subsidiary being the surviving Person).

        "Permitted Business" has the meaning given to it in Section 5.17.

        "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

                (a)     Indebtedness under the Notes and this Indenture

                (b) Indebtedness of the Company and/or any Restricted Subsidiary outstanding on the Issue Date and set forth on Schedule 5.11 (which shall not include the Indebtedness under clause (h) below), as reduced by any permanent repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof;

                (c) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Domestic Restricted Subsidiary, (ii) Indebtedness of a Foreign Restricted Subsidiary owed to and held by another Foreign Restricted Subsidiary and (ii) Indebtedness of the Company, not secured by any Lien, owed to and held by any Domestic Restricted Subsidiary; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or a Domestic Restricted Subsidiary) or (y) any sale or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary, or Designation of an Unrestricted Subsidiary, which holds Indebtedness of the Company or Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Domestic Restricted Subsidiary;

                (d) Interest Rate Obligations of the Company and/or any Restricted Subsidiary relating to Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be so long as the entering into of such Interest Rate Obligations are bona fide hedging activities and are not for speculative purposes;

                (e) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business;

                (f) Indebtedness of the Company and its Restricted Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness described in clause (vii) of the definition of Permitted Liens, provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (f) exceed $20,000,000 at any time outstanding;

                (g) Indebtedness of a Restricted Subsidiary of the Company acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (g) and (z) the aggregate principal amount of all Indebtedness permitted by this clause (g) shall not exceed $12,500,000 at any one time outstanding;

                (h) Indebtedness of the Company (which Indebtedness may in no event be guaranteed by, or secured by the assets of, any Subsidiary of the Company) under the Third-Lien Credit Agreement the other Third-Lien Credit Documents in an aggregate original principal amount not to exceed $38,500,000 plus any increase in the principal amount thereof resulting from the payment-in-kind or capitalization, of interest accruing thereon after the Issue Date as contemplated by the terms thereof;

                (i) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "Refinancing") of outstanding Indebtedness of the Company and/or any Restricted Subsidiary incurred or outstanding pursuant to clause (a), or (b), of this definition or the proviso of
        Section 5.11 hereof, provided that (1) Indebtedness of the Company may not be Refinanced to such extent under this clause (i) with Indebtedness of any Restricted Subsidiary, and (2) any such Refinancing shall only be permitted under this clause (i) to the extent that (x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being Refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith;

                (j) Indebtedness of the Company and/or any Restricted Subsidiary incurred under the First-Lien Credit Agreement, and any Refinancings of the foregoing, such that the aggregate principal amount of such Indebtedness of the Company and the Restricted

        Subsidiaries does not exceed, at the time of the incurrence of such Indebtedness, the Maximum First-Lien Credit Documents Principal Amount then in effect; and

                (k) guarantees by the Company of Indebtedness or operating lease payment obligations of any Wholly Owned Domestic Restricted Subsidiary Guarantor and by any Wholly Owned Domestic Restricted Subsidiary Guarantor of Indebtedness or operating lease payment obligations of any other Wholly Owned Domestic Restricted Subsidiary Guarantor, in each case so long as the respective underlying guaranteed Indebtedness or operating lease payment obligations are otherwise permitted in accordance with the relevant terms of this Agreement (other than this clause (k)); and

                (l) in addition to the items referred to in clauses (a) through (k) above, Indebtedness of the Company and/or the Restricted Subsidiaries having an aggregate principal amount not to exceed $12,500,000 at any time outstanding.

        "Permitted Investments" means Investments consisting of:

                (i) accounts receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Company or such Restricted Subsidiary;

                (ii)    cash and Cash Equivalents;

                (iii) Investments held by the Company or any Restricted Subsidiary on the Issue Date and described on Schedule 1.01B, provided that any additional Investments made with respect thereto shall constitute Permitted Investments only if permitted under the other provisions of this definition;

                (iv) Investments acquired by the Company or any Restricted Subsidiary (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                (v) loans and advances by the Company or any Restricted Subsidiary to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $5,500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

                (vi) Interest Rate Obligations of counterparties under agreements permitted under clause (d) of the definition of "Permitted Indebtedness";

                (vii) intercompany loans and advances between and among the Company and the Domestic Restricted Subsidiaries (collectively, "Intercompany Loans"), provided that promissory notes evidencing such Intercompany Loans shall be pledged to the Collateral Agent pursuant to, and to the extent required by, the Pledge Agreement but subject to the Intercreditor Agreement;

                (viii)  Permitted Acquisitions and the Starpower Acquisition;

                (ix) Investments by the Company and its Restricted Subsidiaries in Capital Stock of Subsidiaries that are Domestic Restricted Subsidiaries both before and after such investments; provided that any such Capital Stock held by the Company or a Guarantor shall be pledged pursuant to the Pledge Agreement;

                (x) loans by the Company to the Employee Stock Ownership Plan of the Company, 100% of the gross proceeds of which (without reduction for costs, fees and expenses or other items) are immediately thereafter utilized by such Employee Stock Ownership Plan to purchase from the Company not more than 300,000 shares of the Company's common stock (such number of shares to be adjusted to reflect stock splits, stock dividends, stock combinations and similar events); and

                (xi) Investments by the Company and its Subsidiaries consisting of corporate bonds that the Company or such Subsidiary holds on the Issue Date; provided that such bonds are sold on or prior to March 31, 2005.

        "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, which exceptions prior to the date of Discharge of First-Lien Obligations must be acceptable to the Administrative Agent under the First-Lien Credit Agreement in its reasonable discretion.

        "Permitted Liens" means:

                (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                (ii) Liens in respect of property or assets of the Company or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company's or such Restricted Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Company or such Restricted Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                (iii) Liens in existence on the Issue Date which are listed, and the property subject thereto described, in Schedule 1.01A, but only to the respective date, if any, set forth in such Schedule 1.01A for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule 1.01A, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Company or any of its Restricted Subsidiaries;

                (iv) Liens created by or pursuant to (x) the First-Lien Credit Documents, (y) the Second-Lien Note Documents and (z) the Third-Lien Credit Documents, so long as the Liens created pursuant to the Third-Lien Credit Documents are limited to assets constituting Collateral of the Company and are at all times subordinated to the Liens pursuant to the Security Documents on the terms provided in the Intercreditor Agreement;

                (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Company or any of its Restricted Subsidiaries;

                (vi) Liens upon assets of the Company or any of its Restricted Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by clause (f) of the definition of "Permitted Indebtedness", provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any asset of the Company or any other asset of the Company or any Restricted Subsidiary of the Company;

                (vii) Liens placed upon equipment or machinery acquired after the Issue Date and used in the ordinary course of business of the Company or any of its Restricted Subsidiaries and placed at the time of the acquisition thereof by the Company or such Restricted Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by clause (f) of the definition of "Permitted Indebtedness" and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Company or any Restricted Subsidiary;

                (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Company or any of its Restricted Subsidiaries;

                (ix) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business;

                (x) Liens arising out of the existence of judgments or awards in respect of which the Company or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash (including the stated amount of all letters of credit) and the fair market value of all other property subject to such Liens does not exceed $5,500,000 at any time outstanding;

                (xi) statutory and common law landlords' liens under leases to which the Company or any of its Restricted Subsidiaries is a party;

                (xii) Liens (other than Liens imposed under ERISA), including deposits, incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $6,000,000;

                (xiii)  Permitted Encumbrances;

                (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of the Company in existence at the time such Restricted Subsidiary is acquired pursuant to such an acquisition, provided that
        (x) any Indebtedness that is secured by such Liens is permitted to exist under clause (g) of the definition of "Permitted Indebtedness", and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such acquisition and do not attach to any asset of the Company or any other asset of the Company or any of its Restricted Subsidiaries;

                (xv) restrictions on the transfer or pledge of assets contained in any FCC License or imposed by the Communications Act, comparable state or local legislation, regulations or ordinances or the terms of cable TV franchises;

                (xvi) Liens consisting of customary options, calls, puts or restrictions on transfer relating to Equity Interests of Non-Wholly Owned Subsidiaries and arising under joint venture arrangements with other holders (other than the Company and its Affiliates) of such Equity Interests; and

                (xvii) other Liens, so long as neither the aggregate fair market value of all assets subject thereto, nor the aggregate amount of Indebtedness or other obligations secured thereby, exceeds $7,500,000.

        "Person" shall mean an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

        "Plan of Reorganization" means the chapter 11 plan of reorganization relating to the Company and its Subsidiaries subject thereto, dated August 20, 2004, including the exhibits and schedules thereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof and hereof.

        "Pledge Agreement" means that certain Pledge Agreement, dated as of December 21, 2004, among the Company, the Guarantors and the Collateral Agent, granting, among other things, a second priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and Noteholders, as amended, modified, restated, supplemented or replaced from time to time, which initially is substantially in the form of Exhibit I.

        "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

        "Predecessor Note" of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

        "Private Placement Legend" shall mean the legend set forth in Section 2.5(h)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and/or (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition or Material Asset Sale consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:

                        (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

                        (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) at the rate which would have been applicable thereto on the last day of the respective Calculation Period, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

                        (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition or Material Asset Sale consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Permitted Acquisition or Material Asset Sale was consummated on the first day of the relevant Calculation Period, taking into account, for any portion of the relevant period being tested occurring prior to the consummation of any Permitted Acquisition or Material Asset Sale, demonstrable cost savings actually achieved simultaneously with, or to be achieved within a 1-year period following, the closing of the respective Permitted Acquisition or Material Asset Sales, which cost savings would be permitted to be recognized in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act, as if such cost-savings were realized on the first day of the relevant period.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "RCN International" means mean RCN International Holdings, Inc., a Delaware corporation.

        "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

        "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

        "Refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."

        "Registrable Securities" has the meaning specified in the Registration Rights Agreement.

        "Regular Record Date" means the Regular Record Date specified in the Notes.

        "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of December 21, 2004, among the Company and the Purchasers as defined therein, as such agreement may be amended from time to time, which agreement is initially in the form attached as to the Note Purchase Agreement as Exhibit A.

        "Responsible Officer" means, when used with respect to the Trustee, the Chairman or Vice-Chairman of the executive committee of the Trustee's board of directors, President, Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that bear the Private Placement Legend.

        "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company; (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Third-Lien Obligation or Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with
Section 5.21 hereof. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of Section 5.21.

        "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which the Company is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under the First-Lien Credit Agreement.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "S&P" means Standard & Poor's Corporation.

        "Second Priority Lien" means the Junior Liens and Liens that secure obligations under any other agreements evidencing indebtedness secured by a second priority Lien on any assets or properties of the Company.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Security Agreement" means that certain Security Agreement, dated as of December 21, 2004, among the Company, the Guarantors and the Collateral Agent, granting, among other things, a second priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and Noteholders, as amended, modified, restated, supplemented or replaced from time to time, which initially is substantially in the form of Exhibit G.

        "Security Documents" means, collectively, the Security Agreement, the Pledge Agreement, the Mortgages, the Intercreditor Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent, for the benefit of the Trustee and the Noteholders, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time. The Guarantee Agreement is not a Security Document.

        "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the Noteholders.

        "Senior Liens" means the Liens on the Collateral granted by the Company or the Guarantors to secure the payment of any First-Lien Obligations, and all replacements, renewals and other modifications of such Liens.

        "Shelf Registration Statement" means the Shelf Registration Statement contemplated by the Registration Rights Agreement.

        "Significant Restricted Subsidiary" means any Restricted Subsidiary (or group of Restricted Subsidiaries) that would constitute a Significant Subsidiary, as defined under Regulation S-X (or any successor regulation) under the Securities Act, but substituting therein 5% for each reference to 10%.

        "Special Change of Control" means a Change of Control pursuant to which 75.00% or more of the consideration for the Company's Common Stock payable in the event constituting the Change of Control consists of cash, Cash Equivalents or property or securities that are not listed on a national securities exchange or quoted on a national inter-dealer quotation system.

        "Special Default" means (a) a Default under Section 7.1(a), (b) or, to the extent constituting a failure to make a payment in a Change of Control Offer or an Asset Sale Offer when due, 7.1(c) or (b) any other Event of Default.

        "Starpower" means Starpower Communications, LLC, a Delaware limited liability company.

        "Starpower Acquisition" means the acquisition by the Company of the 50% of the Equity Interests in Starpower not owned by the Company for aggregate consideration not exceeding $32,000,000.

        "Starpower Group" means Starpower and its Subsidiaries.

        "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest, is due and payable.

        "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor.

        "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Synthetic Lease" means a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

        "Test Period" means (i) for the period ended March 31, 2005, the fiscal quarter of the Company then ended, (ii) for the period ended June 30, 2005, the two consecutive fiscal quarters (taken as one accounting period) of the Company then ended, (iii) for the period ended September 30, 2005, the three consecutive fiscal quarters (taken as one accounting period) of the Company then ended and
(iv) thereafter, each period of four consecutive fiscal quarters of the Company then last ended (in each case taken as one accounting period).

        "Third-Lien Administrative Agent" means HSBC Bank USA, National Association, in its capacity as agent for the secured creditors under the Third-Lien Credit Documents.

        "Third-Lien Collateral Agent" means HSBC Bank USA, National Association, in its capacity as collateral agent for the secured creditors under the Third-Lien Credit Documents.

        "Third-Lien Credit Agreement" means the Credit Agreement, dated as of December 21, 2004 among the Company, the lenders party thereto, and HSBC Bank USA, National Association, as agent and collateral agent, as the same may be amended, modified, and (or supplemented from time to time in accordance with the terms hereof and thereof.

        "Third-Lien Credit Documents" means the Third-Lien Credit Agreement, and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the Third-Lien Credit Agreement, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof; provided no Liens thereunder shall be granted by any Person other than the Company.

        "Third-Lien Obligations" has the meaning given to it in the Intercreditor Agreement.

        "Transaction" means, collectively, (i) the consummation of the Plan of Reorganization, (ii) the entering into of the First-Lien Credit Documents and the occurrence of the borrowings under the First-Lien Credit Agreement on the initial borrowing date thereunder, (iii) the entering into of the Second-Lien Note Documents and the issuance of all Second-Lien Notes thereunder on the date of initial borrowing under the First-Lien Credit Agreement Date, (iv) the entering into of the Third-Lien Credit Documents and (v) the payment of all fees and expenses in connection with the foregoing.

        "Transaction Documents" means the Note Purchase Agreement, the Guarantee Agreement, the Registration Rights Agreement, the Notes, this Indenture, the Security Documents and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated by the Note Purchase Agreement.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time.

        "Trustee" means HSBC Bank USA, National Association, and its successors and any Person resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

        "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.

        "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

        "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 5.21 hereof. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such Section 5.21.

        "U.S. Government Securities" means securities that are direct non-callable obligations of the United States of America or securities the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America.

        "Voting Stock" means, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

        "Wholly Owned Subsidiary" means, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

        "Wholly Owned Domestic Restricted Subsidiary" means, as to any Person, any Wholly Owned Subsidiary of such Person which is a Restricted Subsidiary and is incorporated or organized in the United States or any State thereof.

        "Wholly Owned Domestic Restricted Subsidiary Guarantor" means any Wholly Owned Domestic Subsidiary of the Company, which is also a Guarantor.

        Section 1.2.    Other Definitions

Term                                                         Defined in Section
--------------------------------                             ------------------
"Act"                                                        1.4
"Additional Securities"                                      15.6(d)
"Additional Security Documents"                              5.18(d)
"Affiliate Transaction"                                      5.14
"Agent Members"                                              2.2(b)
"Asset Sale Offer"                                           5.15
"Asset Sale Offer Purchase Date"                             5.15
"assumed liabilities"                                        5.15
"Authentication Order"                                       2.1
"Change of Control Date"                                     5.10
"Change of Control Offer"                                    5.10
"Change of Control Payment Date"                             5.10
"Closing Price"                                              15.6(f)(1)
"Company Notice"                                             16.2(a)
"Continuing Director"                                        16.3(c)
"Conversion Date"                                            15.2
"Conversion Notice"                                          15.2
"Conversion Price"                                           15.5
"covenant defeasance"                                        17.3
"Current Market Price"                                       15.6(f)(2)

Term                                                         Defined in Section
--------------------------------                             ------------------
"Default Interest"                                           2.3
"defeasance"                                                 17.2
"Defeased Notes"                                             17.1
"Designation"                                                5.21
"Excess Proceeds"                                            5.15
"fair market value"                                          15.6(f)(3)
"Guaranteed Obligations"                                     18.1
"incur"                                                      5.11
"insolvent person"                                           17.4
"Interest Payment Date"                                      2.3
"non-electing share"                                         15.7
"Note Register"                                              2.5(a)
"Note Registrar"                                             2.5(a)
"Offer Excess Proceeds"                                      5.15
"Paying Agent"                                               5.2
"Proceeding"                                                 4.3(a)
"record date"                                                2.3
"Record Date"                                                15.6(f)(4)
"Reference Period"                                           15.6(d)
"Replacement Assets"                                         5.15
"Revocation"                                                 5.21
"Restricted Securities"                                      2.5(h)(i)
"Senior Indebtedness"                                        4.1
"Starpower Acquisition"                                      15.6(e)
"Statutory Exchange"                                         15.7
"Trading Day"                                                15.6(f)(5)
"Trigger Event"                                              15.6(d)
 "Designation Amount"                                        5.21
"Vice President"                                             2.1

        Section 1.3.    Rules of Construction

        All other terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article I include the plural as well as the singular.

        Section 1.4.    Acts of Holders.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in

Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

        (c)     The ownership of Notes shall be proved by the Note Register.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                   ARTICLE II.

        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

        Section 2.1.    Designation, Amount and Issue of Notes

        The Notes shall be designated as "7.375% Convertible Second Lien Notes due 2012." Notes not to exceed the aggregate principal amount of One Hundred Twenty-Five Million United States Dollars ($125,000,000) upon the execution of this Indenture, or (except pursuant to Sections 2.5, 2.6, 3.3 and 15.2) from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the written order of the Company (the "Authentication Order"), signed by the Company's (a) President, Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title, a "Vice President") and (b) Chief Financial Officer, Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary and delivered to the Trustee, without any further action by the Company hereunder.

        Section 2.2.    Form of Notes

                (a) Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto), which is incorporated in and made a part of this Indenture. Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect purchases, conversions and redemptions. Any endorsement of a Global Note to reflect the amount of any decrease or increase in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.5.

                The Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.

                Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

                The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                (b) Members of, or Participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary (including, for this purpose, its nominee) shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

        Section 2.3.    Date and Denomination of Notes; Payments of Interest

        The Notes shall be issuable in registered form without coupons in denominations of One Thousand United States Dollars ($1,000) principal amount and integral multiples thereof. Every Note shall be dated the date of its authentication, and shall bear interest on the principal sum outstanding from time to time under the Note, at the rate per annum specified in the title of the form of Note attached as Exhibit A hereto, accrued from the date of issuance of the Note and payable semi-annually on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing July 15, 2005, as specified on the face of the form of Note attached as Exhibit A hereto.

        Interest on the Notes shall be deemed to have commenced accruing on the Issue Date.

        The Person in whose name any Note, or portion thereof (or its Predecessor Note) is registered at the close of business on any record date with respect to any Interest Payment Date (including any Note that is converted after the record date and on or before the Interest Payment Date) shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer, exchange or conversion subsequent to the record date and on or prior to such Interest Payment Date; provided that, in the case of any Note, or portion thereof, called for redemption or converted pursuant to Article III or Article XV on a redemption date or conversion date, as applicable, during the period from the close of business on the record date to the close of business on the Business Day next preceding the following Interest Payment Date, interest shall not be paid to the Person in whose name the Note, or portion thereof, is registered on the close of business on such record date, and the Company shall have no obligation to pay interest on such Note or portion thereof except to the extent required to be paid upon such redemption or conversion in accordance with Article III or Article XV. Interest may, at the option of the Company, be paid by check mailed to the address of such Person on the Note Register; provided that, with respect to any Holder of Notes with an aggregate principal amount equal to or in excess of Five Hundred Thousand United States Dollars ($500,000), interest on such Holder's Notes shall be paid by wire transfer in immediately available funds to any bank located in the United States in accordance with the wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee) at least five (5) Business Days prior to the applicable record date. The term "record date" with respect to any Interest Payment Date shall mean the first day of the month in which the Interest Payment Date shall occur, whether or not such date is a Business Day. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Any accrued and unpaid interest which is not paid within five (5) Business Days of the Interest Payment Date on which such payment of interest was due shall bear interest at the rate of 2% plus the interest rate otherwise in effect and borne by the Notes (including Liquidating Damages) from such Interest Payment Date until the same is paid in full (or, if less, the maximum interest rate then permitted by applicable law) (the "Default Interest"). In addition, at any time when an Event of Default shall have occurred and be continuing, the interest rate on the Notes shall be equal to 2% plus the interest rate otherwise accruing thereon (including Liquidated Damages).

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, the Default Interest, to the Persons who are holders on a subsequent special record date. The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Company (or, upon Company Request, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

        Section 2.4.    Execution of Notes

        The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President, its Chief Executive Officer, or any of its Vice Presidents, and attested by the manual or facsimile signature of its Chief Financial Officer, Treasurer or its Assistant Treasurer, or Secretary or any of its Assistant Secretaries. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such authenticating agent) upon any Note executed by the Company shall be conclusive evidence, and the only evidence, that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder thereof is entitled to the benefits of this Indenture.

        In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date any such Notes were signed any such Person was not such an officer.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee (or an authenticating agent) for authentication; and the Trustee or the authenticating agent, as the case may be, shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

        Section 2.5. Exchange and Registration of Transfer of Notes; Restrictions on Transfer

                (a) Note Register. The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 5.2 a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. Said office or agency is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.2. The Company shall be the Note Registrar in the absence of any other Note Registrar.

                (b) Transfer and Exchange of Global Notes. A Global Note may not be transferred except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor

        Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.6 and 2.7. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.5(b) or Section 2.6 or 2.7, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.5(b). Beneficial interests in a Global Note may only be transferred and exchanged as provided in Section 2.5(c) or
        (d).

                (c) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                        (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this
                                Section 2.5(c)(i).

                        (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.5(c)(i) above, the transferor of such beneficial interest must deliver to the Note Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) written instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
                                (1) a
                                written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) written instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
                                (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.5(l).

                        (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.5(c)(ii) above and the Note Registrar receives the following:

                                    (A)   if the transferee will take delivery
                                in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof; and

                                    (B)   if the transferee will take delivery
                                in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications and certificates and Opinion of Counsel required by item (2) thereof, if applicable.

                        (iv) Transfer of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the transfer complies with the requirements of Section 2.5(c)(ii) above and

                                    (A)   such transfer is effected pursuant
                                to a registration statement filed in accordance with the Registration Rights Agreement (which shall be evidenced by an Officers' Certificate to such effect); or

                                    (B)   the Note Registrar receives the
                                following:

                                          (1)   if the Holder of such beneficial
                                                interest in a Restricted Global
                                                Note proposes to exchange such
                                                beneficial interest for a
                                                beneficial interest in an
                                                Unrestricted Global Note, a
                                                certificate from such Holder in
                                                the form of Exhibit E hereto,
                                                including the certifications in
                                                item (1)(a) thereof; or

                                          (2)   if the Holder of such beneficial
                                                interest in a Restricted Global
                                                Note proposes to transfer such
                                                beneficial interest to a Person
                                                who shall take delivery thereof
                                                in the form of a beneficial
                                                interest in an Unrestricted
                                                Global Note, a certificate from
                                                such Holder in the form of
                                                Exhibit D hereto, including the
                                                certifications in item (3)
                                                thereof;

                        and, in each such case set forth in this subparagraph
                        (B), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.1, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                (d) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                        (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar and Trustee of the following documentation:

                                    (A)   if the Holder of such beneficial
                                interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (2)(a) thereof;

                                    (B)   if such beneficial interest is being
                                transferred to a QIB in accordance with Rule
                                144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

                                    (C)   if such beneficial interest is being
                                transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(a) thereof;

                                    (D)   if such beneficial interest is being
                                transferred to an Institutional Accredited
                                Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and
                                (C) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                    (E)   if such beneficial interest is being
                                transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(b) thereof; or

                                    (F)   if such beneficial interest is being
                                transferred pursuant to an effective
                                registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item
                                (2)(c) thereof;

        the Note Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.5(l), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive
        Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.5(d) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Note Registrar and Trustee through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.5(d)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                        (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (A)   such transfer is effected pursuant to
                                a registration statement filed in accordance with the Registration Rights Agreement (which shall be evidenced by an Officers' Certificate to such effect); or

                                    (B)   the Note Registrar receives the
                                following:

                                          (1)   if the Holder of such beneficial
                                                interest in a Restricted Global
                                                Notes proposes to exchange such
                                                beneficial interest for an
                                                Unrestricted Definitive Note, a
                                                certificate from such Holder in
                                                the form of Exhibit E hereto,
                                                including the certifications in
                                                item (1)(b) thereof; or

                                          (2)   if the Holder of such beneficial
                                                interest in a Restricted Global
                                                Notes proposes to transfer such
                                                beneficial interest to a Person
                                                who shall take delivery thereof
                                                in the form of an Unrestricted
                                                Definitive Note, a certificate
                                                from such Holder in the form of
                                                Exhibit D hereto, including the
                                                certifications in item (3)
                                                thereof;

                        and, in each such case set forth in this subparagraph
                        (B), if the Note Registrar or Trustee so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar and Trustee to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                        (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.5(c)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.5(l), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
                                Section 2.5(d)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this
                                Section 2.5(d)(iii) shall not bear the Private Placement Legend.

                (e) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                        (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar and Trustee of the following documentation:

                                    (A)   if the Holder of such Restricted
                                Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (2)(b) thereof;

                                    (B)   if such Restricted Definitive Note is
                                being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

                                    (C)   if such Restricted Definitive Note is
                                being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(a) thereof;

                                    (D)   if such Restricted Definitive Note is
                                being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and
                                (C) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

                                    (E)   if such Restricted Definitive Note is
                                being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(b) thereof; or

                                    (F)   if such Restricted Definitive Note is
                                being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item
                                (2)(c) thereof;

                        the Trustee shall cancel the Restricted Definitive Note, and the Note Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in all other cases, the IAI Global Note.

                        (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                    (A)   such transfer is effected pursuant to
                                a registration statement filed in accordance with the Registration Rights Agreement (which shall be evidenced by an Officers' Certificate to such effect); or

                                    (B)   the Note Registrar and Trustee
                                receive the following:

                                          (1)   if the Holder of such Restricted
                                                Definitive Notes proposes to
                                                exchange such Notes for a
                                                beneficial interest in the
                                                Unrestricted Global Note, a
                                                certificate from such Holder in
                                                the form of Exhibit E hereto,
                                                including the certifications in
                                                item (1)(c) thereof; or

                                          (2)   if the Holder of such Restricted
                                                Definitive Notes proposes to
                                                transfer such Notes to a Person
                                                who shall take delivery thereof
                                                in the form of a beneficial
                                                interest in the Unrestricted
                                                Global Note, a certificate from
                                                such Holder in the form of
                                                Exhibit D hereto,
                                                including the certifications
                                                in item (3) thereof;

                        and, in each such case set forth in this subparagraph
                        (B), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar and Trustee to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                        Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.5(e)(ii), the Trustee shall cancel the Restricted Definitive Notes and the Note Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                        (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and the Note Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

        If any such exchange or transfer from an Unrestricted Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(A), (ii)(B) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.1, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes so transferred.

                (f) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon written request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.5(f), the Note Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.5(f).

                        (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

                                    (A)   if the transfer will be made pursuant
                                to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof; and

                                    (B)   if the transfer will be made pursuant
                                to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

                        (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                                    (A)   any such transfer is effected pursuant
                                to a registration statement filed in accordance with the Registration Rights Agreement (which shall be evidenced by an Officers' Certificate to such effect); or

                                    (B)   the Note Registrar and Trustee receive
                                the following:

                                          (1)   if the Holder of such Restricted
                                                Definitive Notes proposes to
                                                exchange such Notes for an
                                                Unrestricted Definitive Note, a
                                                certificate from such Holder in
                                                the form of Exhibit E hereto,
                                                including the certifications in
                                                item (1)(d) thereof; or

                                          (2)   if the Holder of such Restricted
                                                Definitive Notes proposes to
                                                transfer such Notes to a Person
                                                who shall take delivery thereof
                                                in the form of an Unrestricted
                                                Definitive Note, a certificate
                                                from such Holder in the form of
                                                Exhibit D hereto, including the
                                                certifications in item (3)
                                                thereof;

                        and, in each such case set forth in this subparagraph
                        (B), if the Note Registrar or Trustee so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                        (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                (g)     General Provisions Relating to Transfers and Exchanges.

        Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such legends as may be required by this Indenture.

        No service charge shall be charged to the Noteholder for any exchange or transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

        None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or transfer (a) any Notes for a period of fifteen
(15) days next preceding the mailing of the notice of redemption or (b) any Notes called for redemption or, if a portion of any Note is selected or called for redemption, such portion thereof selected or called for redemption or (c) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (d) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in connection with an Asset Sale Offer or Change of Control Offer.

        All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

        Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.1.

                (h)     Legends.

                        (i) Private Placement Legend on the Notes. Every Note that bears or is required under this
                                Section 2.5(h)(i) to bear the legend set forth in this Section 2.5(h)(i) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in
                                Section 2.5(h)(ii), collectively, the
                                "Restricted Securities") shall be subject to the restrictions on transfer set forth in this
                                Section 2.5(h)(i) (including the legend set forth below), unless such restrictions on transfer shall be waived by written consent of the Company delivered to the Trustee and Note Registrar, and the Holder of each such Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.5(h)(i) and 2.5(h)(ii), the term "transfer" encompasses any sale, transfer or other disposition (excluding any pledge unless or until any foreclosure on such pledge) whatsoever of any Restricted Security.

                                Until two (2) years after the original issuance date of any Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in
                                Section 2.5(h)(ii), if applicable) shall bear a legend in substantially the following form (unless such Note has been transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or the Note has been transferred pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, (3) IN A TRANSACTION EXEMPT FOR THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS OR AN

EXEMPTION THEREFROM. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

        The Company may, but is not obligated to, instruct the Trustee to place the following legend on any Note held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

        Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.5, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.5(h)(i).

                        (ii) Private Placement Legend on Stock Certificate. Until two (2) years after the original issuance date of any Note, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or the Notes from which such Common Stock was converted were transferred pursuant to a registration statement that has been declared effective under the Securities Act and which was effective at the time of such transfer, or the Common Stock has been transferred pursuant to an exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise instructed by the Company in writing to the Trustee and any transfer agent for the Common Stock):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

"SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, (3) IN A TRANSACTION EXEMPT FOR THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND
(B) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS OR AN
EXEMPTION THEREFROM. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

        The Company may, but is not obligated to, instruct the transfer agent for the Company's Common Stock to place the following legend on any certificate evidencing shares of Common Stock held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

        Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this
Section 2.5(h)(ii).

                        (iii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.8 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                (i) Resale of Notes Purchased by the Company or an Affiliate. Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor rule), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

                (j)     Changes in Law. Notwithstanding any provision of Section
        2.5 to the contrary, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers' Certificate and Opinion of Counsel provided for in this Section 2.5(j),
        (i) each reference in Section 2.5(h)(i) to "two (2) years" shall be deemed for all purposes hereof to be references to such changed period,
        (ii) each reference in Section 2.5(h)(ii) to "two (2) years" shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. As soon as practicable after the Company has knowledge of the effectiveness of any such amendment to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the then-applicable securities law, the Company shall provide to the Trustee an Officers' Certificate and Opinion of Counsel informing the Trustee of the effectiveness of such amendment and the effectiveness of the foregoing changes to Sections 2.5(h)(i) and 2.5(h)(ii) and the Notes. The provisions of this Section 2.5(j) will not be effective until such time as the Opinion of Counsel and Officers' Certificate have been received by the Trustee hereunder. This Section 2.5(j) shall apply to successive amendments to Rule 144(k) (or any successor rule) changing the holding period thereunder.

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

                (k) Limitation on Trustee's Duties. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with the Securities Act or any other restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture.

                (l) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.8. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        Section 2.6.    Mutilated, Destroyed, Lost or Stolen Notes

        In case any Note shall become mutilated or be destroyed, lost or stolen, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company in its discretion may execute, and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of mutilation, destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their reasonable satisfaction of the mutilation, destruction, loss or theft of such Note and of the ownership thereof.

        The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may reasonably require. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Once any substitute Note has been issued pursuant to this Section 2.6, the original Note being replaced by such substitute Note shall automatically be deemed canceled. In case any Note which has matured or is about to mature or has been called for redemption or is

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

about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as will be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence reasonably satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or conversion agent of the destruction, loss or theft of such Note and of the ownership thereof.

        Every substitute Note issued pursuant to the provisions of this Section
2.6 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

        Section 2.7.    Temporary Notes

        Pending the preparation of definitive Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Global Notes or the Definitive Notes, as the case may be, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes or Global Notes. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Definitive Notes and Global Notes and thereupon any or all temporary Notes may be surrendered in exchange for the applicable replacement Note, at each office or agency maintained by the Company pursuant to Section 5.2 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Definitive Notes or Global Notes, as the case may be. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Notes or Global Notes, as the case may be, authenticated and delivered hereunder.

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

        Section 2.8.    Cancellation of Notes Paid, Etc.

        All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Notes be returned to it. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

        Section 2.9.    CUSIP Numbers

        The Company in issuing the Notes shall use "CUSIP" numbers and the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III.

                      OPTIONAL REDEMPTION OF NOTES SECTION

        Section 3.1.    Redemption Price

        The Notes will be redeemable, if and only if the Common Stock of the Company has a Closing Price of at least 150% of the Conversion Price for 30 consecutive Trading Days ending on the Trading Day prior to delivery of notice of redemption to the Trustee at the option of the Company, in whole or in part, for cash, on or after December 21, 2007 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year                                                             Percentage
-------------------------------------------------------------   ------------
2007.........................................................       107.000%
2008.........................................................       106.000%
2009.........................................................       105.000%
2010.........................................................       104.000%
2011 and thereafter..........................................       103.000%

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

        Notwithstanding the foregoing, to the extent that the Shelf Registration Statement is required by the terms of the Registration Rights Agreement to remain effective as of the date that notice of redemption is provided in accordance with Section 3.2, no such redemption shall be permitted unless the Shelf Registration Statement is effective and available during the 30 day period prior to the giving of such notice and at all times from the date of such notice until the redemption date.

        Section 3.2.    Notice of Redemption; Selection of Notes

        The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.1, it shall fix a date for redemption, and it, or at its written request (which must be received by the Trustee at least ten (10) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least thirty (30) and not more than sixty (60) days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Note Register (provided that if the Company shall give such notice, it shall also give such notice, and notice of the aggregate amount of Notes to be redeemed, to the Trustee). Such notice shall be irrevocable. Notice shall be mailed by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

        Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the "CUSIP" number or numbers of such Notes, the date fixed for redemption, the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock will expire, which shall be the close of business on the redemption date. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed. In case any
Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

        On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.3) an amount of money sufficient to redeem on the redemption date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption; provided that if such payment is made on the redemption date it must be received by the Trustee or Paying Agent, as the case may be, by 1:00 p.m. New York City time, on such date. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust.

        If fewer than all the Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Notes to be redeemed, and the Company, or at its request, the Trustee in the name of and at the expense of the Company, shall give the holders at least thirty (30) days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Notes to be redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select not fewer than thirty (30) days prior to the redemption date the Notes or portions thereof to be redeemed (in principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof), on a pro rata basis or by lot. If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as is possible) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted as a whole or in part before the mailing of the notice of redemption.

        Upon any redemption of less than all Notes, the Company and the Trustee may (but need not) treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as not outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

        Section 3.3.    Payment of Notes Called for Redemption

        If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, and interest accrued to, but excluding, the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price and interest accrued to, but excluding, said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease at the close of business on the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5, 13.4 and 17.5, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, the said Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price and interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an Interest Payment Date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3.

        Upon presentation of any Note redeemed in part only (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his Attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

        Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of optional redemption during the continuance of a default in payment of interest or premium on the Notes or of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

        Section 3.4.    Conversion Arrangement on Call for Redemption

        In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes not converted prior to the expiration of such conversion right by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price and interest accrued to the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the redemption price of such Notes and interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers to such Noteholders. If such an agreement is entered into, a copy of which, certified as true and correct by the Secretary or Assistant Secretary of the Company will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XV) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense (including the reasonable expenses of the Trustee's counsel) arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses (including the reasonable expenses of the Trustee's counsel) incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                   ARTICLE IV.

         COLLATERAL AND SECURITY DOCUMENTS AND GUARANTEES; AGREEMENTS IN
                             INTERCREDITOR AGREEMENT

        Section 4.1. Collateral and Security Documents and Guarantee Agreement; Agreements in Intercreditor Agreement

        In order to secure the due and punctual payment of the Notes and the other Obligations, (i) the Guarantors have entered into the Guarantee Agreement and (ii) the Company and the Guarantors have entered into the Security Agreement and the other Security Documents to create the Junior Liens on the Collateral in accordance with the terms thereof. Pursuant to the provisions of the Security Agreement, the other Security Documents and this Indenture, the rights and remedies of the Trustee and the Holders of the Notes in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the Senior Liens in accordance with the terms of the Security Agreement and the other Security Documents. The rights of the Trustee and the Holders of the Notes under the Notes and under the Guarantees are not subordinated except to the extent specifically provided herein and in the Intercreditor Agreement and, in the case of the Guarantee provided by RCN International Holdings, Inc. as provided in its Guarantee.

                (a) Each Holder of a Note, by accepting such Note, agrees to all the terms and provisions of this Indenture, the Guarantee Agreement and the Security Documents.

                (b) The Collateral Agent is hereby authorized and directed by the Company and by each Holder by acceptance of a Note to enter into the Guarantee Agreement and the Security Documents, and to execute such agreements as attorney-in-fact on behalf of, and to bind, the holders, and take any and all actions required or permitted by the terms hereof and thereof.

        Section 4.2.    Application of Proceeds of Collateral and Guarantee
                        Payments.

        Upon any realization upon the Collateral by the Collateral Agent or receipt of any payments under the Guarantee Agreement, the proceeds thereof shall be applied in accordance with the terms of the Security Documents or the Guarantee Agreement, as applicable, and the terms hereof.

        Section 4.3.    Possession, Use and Release of Collateral.

                (a) Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Security Documents, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon subject to the terms and provisions of this Indenture.

                (b) Each Holder, by accepting such Note, agrees that Collateral securing the Notes shall be automatically released to the extent and under the circumstances set forth in Section 5.1(a) of the Intercreditor Agreement and the Security Documents may be amended without the consent of the Trustee, the Collateral Agent or the Holders upon the terms and conditions set forth in Section 5.3 of the Intercreditor Agreement. Without limiting the foregoing, the Company shall provide to the Trustee and the Collateral Agent a copy of the amendment promptly after the effectiveness thereof.

                (c) Notwithstanding the provisions set forth in this Section 4.3, the Company and its Subsidiaries may, without any release or consent by the Collateral Agent or the Trustee, perform a number of activities in the ordinary course in respect of the Collateral to the extent permitted pursuant to the Security Documents and this Indenture.

                (d) Each Holder, by accepting such Note, acknowledges that (except as otherwise provided in the Security Documents) (i) the Security Documents may provide that so long as the First-Lien Obligations (or any commitments or letters of credit in respect thereof) are outstanding, the holders thereof shall have the exclusive right and authority to control at all times all remedies and other actions related to the Collateral (including dispositions and releases thereof) and to change, waive, modify or vary the Security Documents and (ii) the holders of the First-Lien Obligations may (x) direct the Collateral Agent to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders or the Trustee and (y) agree to modify the Security Documents, without the consent of the Holders or the Trustee, to secure additional Obligations and additional secured creditors so long as such modifications do not violate the provisions of this Indenture. Each Holder of a Note, by accepting such Note, directs the Collateral Agent to take such actions as directed by the holders of the First-Lien Obligations in accordance with this Section 4.3(d).

        Section 4.4.    Opinion of Counsel

        So long as the Security Documents have not been terminated in accordance with the terms thereof or hereof, the Company shall deliver to the Trustee, so long as such delivery is required by Section 314(b) of the Trust Indenture Act, on the Closing Date and thereafter, at least annually, within 30 days of June 1 of each year (commencing with June 1, 2005), an Opinion of Counsel satisfying the requirements of Section 314(b) of the Trust Indenture Act either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture or any Security Document as is necessary to maintain the Security Interests, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Security Interests.

        Section 4.5.    Further Assurances

        The Company and the Guarantors shall, each at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the Security Interests, as are reasonably necessary to perfect, preserve or protect the Collateral Agent's Security Interest in the Collateral.

        Section 4.6.    Trust Indenture Act Requirements

        The release of any Collateral from the Junior Lien of any of the Security Documents or the release of, in whole or in part, the Junior Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Junior Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. Each Holder of the Notes acknowledges that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. The Company and the Guarantor shall comply with Trust Indenture Act Section 314(d) (to the extent applicable) relating to the release of property or securities from the Junior Lien hereof but only to the extent required by the Trust Indenture Act; provided that, to the extent permitted by applicable law, any failure by the Company or any Guarantor shall not affect or impair the validity of any release made in accordance with the Intercreditor Agreement.

        Section 4.7.    Suits to Protect Collateral

        Subject to the provisions of the Security Documents, the Holders of a majority in principal amount of Outstanding Notes shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as may be expedient to preserve or protect the Trustee's interests and the interests of the holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the holders of the Notes).

        Section 4.8.    Purchaser Protected

        In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority of the Holders to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Article IV, be under obligation to ascertain or inquire into the authority of the Company or the Guarantors, as applicable, to make any such sale or other transfer.

        Section 4.9.    Powers Exercisable by Receiver or Trustee

        In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article IV, upon the Company or the Guarantors, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or the Guarantors, as applicable, or of any officer or officers thereof required by the provisions of this Article IV.

        Section 4.10.   Release upon Termination of Company's Obligations

        In the event that the Company delivers an Officers' Certificate and Opinion of Counsel certifying that (a) its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article XIII or the applicable provisions of Article XVII, the Trustee shall, or shall cause the Collateral Agent to, (i) execute, deliver and authorize such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or the Guarantors, as applicable, may reasonably request to evidence the termination of the Security Interests created by the Security Documents (at the sole expense of the Company or such Guarantor) and
(ii) not be deemed to hold the Security Interests for its benefit and the benefit of the holders of the Notes.

        Section 4.11.   Limitation on Duty of Trustee in Respect of Collateral

                (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Agent shall have no duty under this Indenture as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee and the Collateral Agent each shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

                (b) Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained

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

        therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company or the Collateral Agent.

        Section 4.12.   Authorization of Trustee

        The Trustee and the Collateral Agent are hereby authorized to enter into, or cause any co-collateral agent to enter into, any Security Document or any other document necessary or appropriate in connection with any such Security Document. The Trustee and the Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States ("Foreign Collateral") but shall to the extent required to create Liens on the Foreign Collateral, or on part thereof, for the benefit of the holders and at the specific request of the Company, appoint for and on behalf of the holders one of more co-collateral agents to act on behalf of the holders with respect to such Foreign Collateral.

        Section 4.13.   Intercreditor Agreement Controls

        Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Trustee and the Collateral Agent pursuant to this Indenture and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement will govern and the Noteholders are subject to the agreements made by the Collateral Agent on their behalf in the Intercreditor Agreement but no such agreement shall obligate any Noteholder to purchase additional Notes.

        Section 4.14.   Liability of the Collateral Agent.

                (a) Neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act under the Security Documents, except for its own gross negligence or willful misconduct.

                (b) The Collateral Agent is authorized and directed to (i) enter into the Guarantee Agreement and the Security Documents (including, without limitation, the Intercreditor Agreement), (ii) bind the Holders on the terms as set forth therein and (iii) perform and observe its obligations under the Guarantee Agreement and the Security Documents (including, without limitation, the Intercreditor Agreement).

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

        The provisions of this Section 4.14 are subject to Section 33 of the Pledge Agreement.

                                   ARTICLE V.

                                    COVENANTS

        Section 5.1.    Payment of Principal, Premium and Interest.

        The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Notes and Liquidated Damages in accordance with the terms of the Notes and this Indenture.

        Section 5.2.    Maintenance of Office or Agency.

        The Company shall maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency (the "Paying Agent") where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

        The Company may have one or more co-registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Notes pursuant to Sections 5.10 and 5.15.

        The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Paying Agent. The Company shall notify the Trustee of the name and address of any such Paying Agent. If the Company fails to maintain a Note Registrar or Paying Agent, or fails to give the foregoing

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

notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 8.6.

        The Company initially appoints the Trustee as the Note Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

        Section 5.3.    Money for Note Payments To Be Held in Trust.

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

        If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

        If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 5.3, that such Paying Agent will:

                (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

                (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

                (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were

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

held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, at the option of the Company in the The New York Times or The Wall Street Journal (national edition) or mail to each such Holder or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company.

        Section 5.4.    Corporate Existence.

        Subject to Article XII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company will not be required to preserve the existence (in the case of any Restricted Subsidiary) or any such right, license or franchise (in the case of the Company or any Restricted Subsidiary) if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole or the loss thereof would not be reasonably likely to result in a Material Adverse Effect; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

        Section 5.5.    Payment of Taxes and Other Claims.

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Restricted Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted or (y) if the failure to so pay, discharge or cause to be paid or discharged would not reasonably be expected to have a Material Adverse Effect.

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

        Section 5.6.    Maintenance of Properties.

        The Company will, and will cause each of its Restricted Subsidiaries to, keep all property necessary to the business of the Company and its Restricted Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear excepted; provided that the foregoing covenant shall not be violated by reason of any failures which, individually and in the aggregate would not be reasonably likely to have a Material Adverse Effect.

        Section 5.7.    Insurance.

        (a) The Company will, and will cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Company and its Restricted Subsidiaries, and furnish to the Trustee, upon its request therefor, full information as to the insurance carried. The provisions of this Section 5.7 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

        (b) From and after the date of the Discharge of First-Lien Obligations, the Company will, and will cause each of its Restricted Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and to the extent requested by the Collateral Agent (which request shall be made at the request of the Holders of at least 25% of the aggregate outstanding principal amount of the Outstanding Notes determined in accordance with Section 9.4) any other insurance maintained by the Company and/or such Restricted Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be deposited with the Collateral Agent.

        (c) From and after the date of the Discharge of First-Lien Obligations, if the Company or any of its Restricted Subsidiaries shall fail to maintain insurance in accordance with this Section 5.7, or if the Company or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Trustee shall have the right (but shall be under no obligation) to procure such insurance and the Company agrees to reimburse the Trustee for all reasonable costs and expenses of procuring such insurance.

        (d) The rights under this Section 5.7 are subject to the provisions of the Intercreditor Agreement (including, without limitation, Section 5.2 thereof).

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

        Section 5.8.    Books and Records.

        The Company shall keep proper books of record and account, in which full and correct entries will be made of all material financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in material compliance with GAAP.

        Section 5.9.    Provision of Financial Statements.

        The Company shall file with the SEC (so long as the SEC will accept any such filings), the Trustee and the Holders the annual reports, quarterly reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act. The Company need not file its Form 10-Q for the first fiscal quarter of 2005 until June 14, 2005 and need not file its Form 10-K for 2004 until April 30, 2005 (such authorization to delayed filing being herein called the "Delayed Filing Authorization").

        Section 5.10.   Change of Control.

        Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% (or, in the case of a Special Change of Control which occurs on or prior to December 21, 2007, 107%) of the principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to any Change of Control Payment Date. Notice of a Change of Control Offer shall be given to Holders and the Trustee not less than 25 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date. Failure to mail the notice of a Change of Control Offer on the date specified below or to have satisfied the foregoing condition precedent by the date that such notice is required to be mailed will constitute a Default under
Section 7.1(c).

        Notice of a Change of Control Offer shall be mailed by the Company not more than 20 Business Days after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                (a) that the Change of Control Offer is being made pursuant to this Section 5.10 and that all Notes tendered into the Change of Control Offer will be accepted for payment;

                (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Payment Date and the date on which the Change of Control Offer expires;

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

                (c) that any Note not tendered for payment will continue to accrue interest and Liquidated Damages in accordance with the terms thereof and continue to be convertible;

                (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages after the Change of Control Payment Date;

                (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Payment Date, a facsimile transmission or letter setting forth the names of the relevant Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

                (g) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

                (h) the instructions that Holders must follow in order to tender their Notes; and

                (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 5.23), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

        On the Change of Control Payment Date, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date. The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        If the Company is required to make a Change of Control Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.10 by virtue thereof.

        Section 5.11. Limitation on Additional Indebtedness; Offer to Repurchase upon Incurrence of Indebtedness not Permitted

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness; provided, that the Company and any Restricted Subsidiary will be permitted to incur Indebtedness (including Acquired Indebtedness) if, immediately after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the Consolidated Interest Coverage Ratio for the most recent four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would be at least 2.25 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been issued and the application of proceeds therefrom had occurred at the beginning of such four-quarter period. The Company and any Restricted Subsidiary shall not be entitled to incur any Indebtedness (other than Permitted Indebtedness) under the Consolidated Interest Coverage Ratio test in this paragraph prior to the date on which internal financial statements for the three full fiscal quarters ended September 30, 2005 are available.

                For purposes of determining compliance with this Section 5.11, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted in the definition of Permitted Indebtedness permitted by this covenant, the Company in its sole discretion shall classify (and may reclassify) such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types. Acquired Indebtedness shall be deemed to have been incurred at the time of the acquisition (by merger or otherwise) of the Person or asset subject to such Acquired Indebtedness.

                Without the consent of the Trustee (acting at the direction of the Holders of a majority in principal amount of Outstanding Notes), the Company will not amend or modify or permit the amendment or modification of the Third-Lien Credit Agreement or, except as specifically provided in the Intercreditor Agreement, amend or modify or permit the amendment or modification of any other Third-Lien Credit Document.

        Section 5.12. Statement by Officers as to Default; Notice of Certain Defaults.

        The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). When any Default under this Indenture has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Notes) in the principal amount of less than $5.0 million), the Company will promptly notify the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

        The Company will deliver to the Trustee within 15 days after the occurrence thereof written notice of any event with which the giving of notice and the lapse of time would become an Event of Default under Section 7.1(i).

        Section 5.13.   Limitation on Restricted Payments.

        The Company shall not, and shall not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

                (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

                (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 5.11 hereof; and

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

                (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date and all Designation Amounts does not exceed an amount equal to the sum of, without duplication, (a) 50% of the cumulative Consolidated Net Income accrued on a cumulative basis during the period beginning on the first day of the first fiscal quarter commencing after the Issue Date (being January 1, 2005) and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (b) the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Restricted Subsidiary of the Company) of its Capital Stock (other than Disqualified Stock) after the Issue Date (including, without duplication, upon exercise of warrants, options or rights), plus (c) the aggregate net cash proceeds received by the Company from the issuance (other than to a Restricted Subsidiary of the Company) after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of the Company or a Restricted Subsidiary, plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (other than an Investment made pursuant to clause
        (d), (e) or (f) of the following paragraph) made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment to the extent such cost is in excess of any gain in respect of the disposition, plus (e) in the case of any Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary, an amount equal to the consolidated net Investment in such Subsidiary on the date of Revocation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such Subsidiary after the Issue Date. For purposes of the preceding clauses (b) and (c) and without duplication, the value of the aggregate net cash proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

        The provisions of this Section 5.13 shall not prohibit (each of which shall be given independent effect):

                (a) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

                (b) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company (A) in exchange for or conversion into or (B) out of the net cash proceeds of

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        the substantially concurrent issue and sale (other than to a Restricted
        Subsidiary) of shares of Capital Stock of the Company (other than Disqualified Stock); provided that any such net cash proceeds pursuant to the immediately preceding subclause (B) are excluded from clause
        (iii)(b) of the preceding paragraph;

                (c) so long as no Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of, a substantially concurrent issue or sale (other than to a Restricted Subsidiary) of (A) Capital Stock (other than Disqualified Stock) of the Company; provided that any such net cash proceeds, to the extent so used, are excluded from clause
        (iii)(b) of the preceding paragraph, and/or (B) other Subordinated Indebtedness, having an Average Life to Stated Maturity that is equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired;

                (d) so long as no Special Default shall have occurred and be continuing, Investments constituting a Restricted Payment made by the Company or any Restricted Subsidiary in any Person (including any Unrestricted Subsidiary) in an amount not to exceed $10,000,000;

                (e) so long as no Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment out of the proceeds of the issue or sale (other than to a Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company; provided that any such net cash proceeds are excluded from clause (iii)(b) of the preceding paragraph; or

                (f) so long as no Default or Event of Default exists at the time of the respective Restricted Payment or would exist immediately after giving effect thereto, Restricted Payments by the Company consisting of a redemption or repurchase of Equity Interests of the Company from officers, employees and directors of the Company or its Subsidiaries (or their estates) after the death, disability, retirement or termination of employment or service as a director of any such Person, or otherwise in accordance with any stock option plan or any employee stock ownership plan that has been approved by the Board of Directors of the Company provided that the aggregate amount of Restricted Payments made by the Company pursuant to this clause (f), and the aggregate amount paid shall not (net of any proceeds received by the Company from issuances of its Equity Interests and contributed to the Company in connection with such redemption or repurchase) exceed either
        (x) during any fiscal year of the Company, $5,500,000 or (y) for all periods after the Issue Date (taken as a single period), $7,500,000.

        Restricted Payments of the type set forth in the preceding clause (d) and (f) shall be included in making the determination of available amounts under clause (iii) of the preceding paragraph to the extent they are outstanding.

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        In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

        Section 5.14.   Limitation on Transactions with Affiliates.

        The Company shall not, and shall not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Company or any officer or director of the Company (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5,000,000 must be approved by a majority of the Disinterested Directors or by the Board of Directors, such approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction or transactions comply with the foregoing provisions provided that, in lieu of such approval by the Disinterested Directors, the Company may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view. In addition to the foregoing, the Company shall obtain, with respect to each Affiliate Transaction involving aggregate consideration of $25,000,000 a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view. For purposes of this covenant but without limiting the requirements of the two preceding sentences, when any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentences, such Affiliate Transaction shall be deemed to be on terms that are fair and reasonable to the Company and the Restricted Subsidiaries, as the case may be, and therefore shall be permitted under this covenant.

        Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, or solely for the benefit of, the Company and/or any of the Restricted Subsidiaries, (ii) transactions under the First-Lien Credit Documents (as defined in the Intercreditor Agreement), the Note Purchase Agreement and the Registration Rights Agreement and other Transaction Documents, (iii dividends paid by the Company pursuant to and in compliance with this Section 5.14, (iv) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries bonuses, employment agreements and arrangements, compensation or employee benefit arrangements or legal fees, (v) grants of customary registration rights with respect to securities of the Company and (vi) Restricted Payments permitted under Section 5.13 provided that any Investments and purchases constituting Restricted Payments must be fair and reasonable to the Company or such Restricted Subsidiary, as the case may be.

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        Section 5.15.   Disposition of Proceeds of Asset Sales.

        The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; provided that the amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases the Company or such Restricted Subsidiary, as the case may be, from further liability shall be treated as cash for purposes of this Section 5.15. The Company or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from any such Asset Sale by the Company or a Restricted Subsidiary within 365 days of the receipt thereof (x) to repay an amount of Indebtedness (other than Subordinated Indebtedness and First-Lien Obligations) of the Company in an amount not exceeding the Other Senior Debt Pro Rata Share (computed after giving effect to any amount of Net Cash Proceeds used to repay First-Lien Obligations pursuant to clause (y) below) and elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid or (y) to repay First-Lien Obligations, (ii) apply the Net Cash Proceeds from such Asset Sale by the Company or a Restricted Subsidiary to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments thereunder by the amount of the Indebtedness so repaid or (iii) apply the Net Cash Proceeds from any Asset Sale by the Company or a Restricted Subsidiary within 365 days thereof, to an investment in properties and assets that will be used in a Permitted Business (or in Capital Stock and other securities of any Person that will become a Restricted Subsidiary as a result of such investment to the extent such Person owns properties and assets that will be used in a Permitted Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used as described in clause (i)(x) of the preceding sentence or to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (ii) of the preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause (iii) shall constitute "Excess Proceeds." Any Excess Proceeds not used as set forth in clause (i)(y) of the second preceding sentence shall constitute "Offer Excess Proceeds" subject to disposition as provided below.

        When the aggregate amount of Offer Excess Proceeds equals or exceeds $10.0 million, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all Holders issued under this Indenture, that aggregate principal amount of Notes as can be purchased by application of such Offer Excess Proceeds at a price in cash equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest, if any, to the purchase date. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate purchase price for the applicable issue of Notes tendered pursuant to an Asset Sale Offer is less than the Offer Excess Proceeds, the Company or any Restricted Subsidiary may use such deficiency for general corporate purposes. If the aggregate purchase price for the Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Notes which can be purchased with the Offer Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Offer Excess Proceeds shall be reset to zero.

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

        Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration of such Asset Sale constitutes Replacement Assets, cash or Cash Equivalents (including obligations deemed to be cash under this covenant) and
(ii) such Asset Sale is for Fair Market Value; provided that any consideration constituting (or deemed to constitute) cash or Cash Equivalents received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

        Notice of an Asset Sale Offer shall be mailed by the Company not more than 20 Business Days after the obligation to make such Asset Sale Offer arises to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the date fixed for Purchase of Notes validly tendered and not withdrawn, which date shall be not later than the 30th Business Day following the mailing of such Asset Sale Offer (the "Asset Sale Offer Purchase Date"). The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

                (a)     that the Asset Sale Offer is being made pursuant to this
        Section 5.15 and that the Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

                (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Asset Sale Offer Purchase Date and the date on which the Asset Sale Offer expires;

                (c) that any Note not tendered for payment will continue to accrue interest and Liquidated Damages in accordance with the terms thereof and will continue to be convertible;

                (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages after the Asset Sale Offer Purchase Date;

                (e) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date, a facsimile transmission or letter setting forth the names of the relevant Holders, the principal amount of Notes the Holders delivered for purchase, the

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

        Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

                (g) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

                (h) the instructions that Holders must follow in order to tender their Notes; and

                (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 5.23), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

        On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer,
(ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Offer Purchase Date.

        If the Company is required to make an Asset Sale Offer, the Company shall comply with all applicable tender offer rules, including to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations.

        Section 5.16.   Limitation on Liens.

        The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, other than Permitted Liens.

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

        Section 5.17.   Limitation on Business.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the businesses engaged in by the Company and its Restricted Subsidiaries as of the Issue Date and reasonable extensions thereof and businesses ancillary or complementary thereto (a "Permitted Business").

        Section 5.18. Limitation on Certain Guarantees and Indebtedness of Restricted Subsidiaries; Domestic Restricted Subsidiaries to Become Guarantors and Provide Collateral

                (a) Each Domestic Restricted Subsidiary on the Issue Date shall, and each Person (including Starpower upon the consummation of the Starpower Acquisition) who becomes a Domestic Subsidiary at any time after the Issue Date shall within one Business Day of becoming a Domestic Restricted Subsidiary, execute and deliver the Guarantee Agreement or a counterpart thereof to the Trustee together with an Opinion of Counsel stating that such Guarantor is validly existing, has the corporate power and authority to execute and deliver such Guarantee Agreement or counterpart, has duly executed and delivered such Guarantee Agreement or counterpart and such Guarantee constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms (subject to such usual and customary exceptions as shall be set forth in such Opinion of Counsel). Notwithstanding the foregoing, prior to the Discharge of First-Lien Obligations, no Domestic Restricted Subsidiary shall be required to execute and deliver a Guarantee Agreement or counterpart thereof if it is not required to do so under the First-Lien Credit Documents (as defined in the Intercreditor Agreement).

                (b)     Each guarantee of the Notes created pursuant to this
Section 5.18 is referred to as a "Guarantee" and the issuer of each such Guarantee, so long as the Guarantee remains outstanding, is referred to as a "Guarantor."

                (c) Upon any sale or disposition (by merger or otherwise) of any Guarantor by the Company or a Restricted Subsidiary to any Person that is not an Affiliate of the Company or any of the Restricted Subsidiaries which is otherwise in compliance with the terms of this Indenture and as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Company, such Guarantor will be deemed to be automatically and unconditionally released from all obligations under its Guarantee; provided that each such Guarantor is sold or disposed of in accordance with Section 5.15 hereof. The Guarantee of such Guarantor shall, in any event, be released to the extent and under the circumstances set forth in Section 5.1 of the Intercreditor Agreement.

                (d) The Company will, and will cause each Domestic Restricted Subsidiary, to grant to the Collateral Agent for the benefit of the Noteholders security interests and Mortgages in such assets, properties and owned real properties having a fair market value (as reasonably estimated by the Company) in excess of $1,000,000 (other than the New Jersey Property except as set forth below) of the Company and such other Domestic Restricted Subsidiaries as are not covered by the original Security Documents and as may be reasonably requested pursuant to the terms of the First-Lien Documents and, after the date of Discharge of First-Lien Obligations, by the Trustee (collectively, the "Additional Security Documents"); provided that the Company and

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Restricted Subsidiaries shall not be required to grant Liens on all assets that are subject to express exclusions in the Security Documents until such exclusions are no longer applicable ; provided, further that RCN Telecom Services, Inc. shall be required pursuant to the provisions of this Section 5.18 to grant to the Collateral Agent a Mortgage in the New Jersey Property on or prior to June 30, 2005 unless the New Jersey Property has otherwise been sold in accordance with Section 5.15 on or prior to June 30, 2005 (or such later date as may be set forth in the First-Lien Credit Agreement). All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent under the First-Lien Credit Documents and, after the date of Discharge of First-Lien Obligations, the Trustee and shall constitute valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full. The Company shall make arrangements to ensure that all such recordations and filings made pursuant to this Section 5.18(c) or any of the Security Documents or Additional Security Documents are made at least one Business Day before any equivalent recordations or filings are made pursuant to the Third-Lien Credit Documents and the filings made be made one Business Day after any equivalent recordation or filing is made pursuant to the First-Lien Credit Documents. Notwithstanding the foregoing, the Company and its Restricted Domestic Subsidiaries shall not be required to grant the Liens and take the other actions in respect thereof under this clause (d) to the extent they are not required to grant Liens and take such actions under the First-Lien Documents. The Company shall, and shall cause its Restricted Domestic Subsidiaries to, comply with such requirements (unless and to the extent waived by the requisite lenders under the First-Lien Credit Agreement) contained in
Section 13.18 of the First-Lien Credit Agreement and shall take all such actions as specified in Schedule XV of the First-Lien Credit Agreement, mutatis muntandis, in favor of the Collateral Agent on behalf of the Noteholders.

                (e) From and after the date of the Discharge of First-Lien Obligations, the Company will, and will cause each of the Domestic Restricted Subsidiaries, at the expense of such Persons, to make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, from and after the date of the Discharge of First-Lien Obligations, the Company will, and will cause the Domestic Restricted Subsidiaries to, deliver to the Collateral Agent such Opinions of Counsel, title insurance and other related documents as may be reasonably requested by the Trustee to assure itself that this Section 5.18 has been complied with.

                (f) From and after the date of the Discharge of First-Lien Obligations, the Company agrees that each action required by clauses (d) through
(e) of this Section 8.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Trustee; provided that, in no event will the Company or any of its Restricted

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Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 5.18.

                (g) To the extent required by the First-Lien Credit Documents and at all times from and after the date of Discharge of First-Lien Obligations, the Company shall at all times cause all of the equity interests of the Megacable Entities which are owned by the Company or any of its Subsidiaries to be directly owned by RCN International, Inc.

        Section 5.19. Limitation on Issuances and Sales of Preferred Stock by Restricted Subsidiaries.

        The Company (i) shall not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or a Restricted Subsidiary) and (ii) shall not permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

        Section 5.20. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make any Investment in the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or to any Restricted Subsidiary, except for (i) any encumbrance or restriction in existence on the Issue Date and set forth on Schedule 5.20,
(ii) any encumbrance or restriction set forth in any First-Lien Credit Document and any other Indebtedness of the type described in clauses (i) (ii) or (vii) of the definition of the term "Indebtedness" so long as such encumbrances and restrictions are not materially less favorable to the Holders than those under the First-Lien Credit Documents, (iii) customary non-assignment provisions, (iv) any encumbrance or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (v) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof, (vi) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause
(iv) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the Holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vii) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question, and (viii) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness permitted to be incurred by one or more Restricted Subsidiaries hereunder; provided that (subject to customary net worth, leverage, invested capital

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and other financial covenants) the provisions of such agreement permit the payment of interest and principal and mandatory repurchases pursuant to the terms of this Indenture and the Notes and other indebtedness that is solely an obligation of the Company; provided further that such agreement may contain customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing indebtedness owed to the Company or any Restricted Subsidiary.

        Section 5.21.   Designations of Unrestricted Subsidiaries.

        The Company shall not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") unless:

                (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                (b) the Company would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 5.11; and

                (c) the Company would not be prohibited under this Indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the net Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary on such date.

        In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
5.13 hereof for all purposes of this Indenture in the Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide a guarantee of, or similar credit support to, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, including any corresponding right to take enforcement action against such Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section 5.13 and Section 5.14 hereof.

        The Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:

                (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

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                (b)     all Liens and Indebtedness of such Unrestricted
        Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

        All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

        Section 5.22.   Compliance Certificates and Opinions.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

                (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

                (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        Section 5.23.   Reports.

        Subject to the Delayed Filing Authorization, the Company shall, whether or not it has a class of securities registered under the Exchange Act, furnish without cost to each Holder (in sufficient quantities for distribution to beneficial holders) and file with the Trustee and the SEC, (i) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Company, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period, (ii) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Company, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and (iii) any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act.

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                                   ARTICLE VI.

          NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

        Section 6.1.    Noteholders Lists

        The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each July 1 and January 1 in each year beginning with July 1, 2005 and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished; provided, that no such list need be furnished so long as the Trustee shall be the Note Registrar.

        Section 6.2.    Preservation and Disclosure of Lists

                (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 6.1 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.

                (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

        Section 6.3.    Reports by Trustee

        After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to holders of Notes such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15 following the date of this Indenture deliver to holders a brief report, dated as of such May 15 which complies with the provisions of such Section 313(a).

        A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed, if any, and with the Company. The Company will promptly notify the Trustee in

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writing as soon as practicable when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

        Section 6.4.    Reports by Company

        After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times (but subject to the Delayed Filing Authorization) and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission.

        The Company shall provide to the Trustee, within ten days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes a computation of the Maximum First-Lien Credit Documents Principal Amount.

                                  ARTICLE VII.

                              DEFAULTS AND REMEDIES

        Section 7.1.    Events of Default

        "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (a) default in the payment of interest (or Liquidated Damages) on the Notes when it becomes due and payable and continuance of such default for a period of 10 Business Days or more; or

                (b) default in the payment of the principal of, or premium, if any, on the Notes when due; or

                (c) default in the performance, or breach, of any covenant described under Section 5.10, Section 5.15 or Article XII; or

                (d) default in the performance, or breach, of any covenant (including, without limitation, failure by the Company to deliver shares of Common Stock required to be delivered upon conversion of a Note in accordance with Article XV) in this Indenture (other than defaults specified elsewhere in this Section 7.1) or the other Transaction Documents, and continuance of such default or breach for a period of 30 days or more after written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal

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        amount of the outstanding Notes (in each case, when such notice is deemed received in accordance with this Indenture); or

                (e) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount outstanding of $10,000,000 or more under which the Company or a Significant Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or
        (b) such failure results in the acceleration of the maturity of such Indebtedness; or

                (f) one or more non-appealable judgments, orders or decrees for the payment of money of $10,000,000 or more, either individually or in the aggregate, shall be entered into against the Company or any Significant Restricted Subsidiary or any of their respective properties that is not paid or fully covered by a reputable and solvent insurance company and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

                (g) the Company or any of its Significant Restricted Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Significant Restricted Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
        Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Significant Restricted Subsidiaries, or the Company or any of its Significant Restricted Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Significant Restricted Subsidiaries, or there is commenced against the Company or any of its Significant Restricted Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Company or any of its Significant Restricted Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Significant Restricted Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Significant Restricted Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Company or any of its Significant Restricted Subsidiaries for the purpose of effecting any of the foregoing;

                (h) the representations or warranties made by the Company or any Guarantor herein or in the Transaction Documents shall be false or misleading in any material respect at the time made and the same shall be reasonably likely to adversely affect either (i) the ability of the Company or the Guarantors to make payments required hereunder or the other Transaction Documents when due or (ii) the validity or enforceability of any

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

        Transaction Document or the rights or remedies of the Holders or the Trustee or Collateral Agent hereunder or under any other Transaction Document; or

                (i) unless all the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by the Company or any Guarantor in the performance of the Security Documents, or the occurrence of any event, which adversely affects the enforceability, validity, perfection or priority of the Second Priority Lien on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by the Company or any Guarantor of any of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Guarantor for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 30 days or more after written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes (in each case, when such notice is deemed received in accordance with this Indenture);

then, and in each and every such case (other than an Event of Default specified in Section 7.1(g) with respect to the Company), so long as the respective Event of Default has occurred and is continuing, unless the principal of all of the Notes shall have already become due and payable, and unless the Event of Default shall have been waived in writing in accordance with the provisions of Section 7.7, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of and premium, if any, on all the Notes and the interest accrued thereon (including Liquidated Damages to the extent accrued and unpaid) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.1(g) occurs and is continuing with respect to the Company, the principal of all the Notes and the interest accrued thereon (including Liquidated Damages to the extent accrued and unpaid) shall be immediately due and payable. In addition to the foregoing, any amount payable hereunder by the Company not paid when due shall bear interest at a rate per annum equal to the interest rate otherwise borne by the Notes (including Liquidated Damages) plus two percent (2%) per annum or if less, increased to the maximum interest rate then permitted by applicable law. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to the interest on the Notes. Notwithstanding the foregoing if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under

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applicable law) and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such acceleration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Responsible Officer of the Trustee, within three (3) Business Days of becoming aware thereof, of any default or Event of Default and shall deliver to the Trustee a statement specifying such default or Event of Default and the action the Company has taken, is taking or proposes to take with respect thereto.

        In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been instituted.

        Section 7.2.    Payments of Notes on Default; Suit Therefor

        The Company covenants that (a) in case default shall be made in the payment by the Company of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase, by declaration under this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel and any other amounts due to the Trustee under
Section 8.6, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith (as each is finally determined by a non-appealable order of a court of competent jurisdiction). Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Notes to the registered holders, whether or not the Notes are overdue.

        In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and

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unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

        In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (including Liquidated Damages, if any) owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees and any other amounts due to the Trustee under Section 8.6 incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

        All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 8.6 be for the ratable benefit of the holders of the Notes.

        In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

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

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

        Section 7.3.    Application of Monies Collected by Trustee

        Any monies collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

                First: To the payment of all amounts due the Trustee under
        Section 8.6;

                Second: To the payment of all First-Lien Obligations to the extent required by the Intercreditor Agreement;

                Third: In case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

                Fourth: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

                Fifth:  To the payment of the remainder, if any, to the Company.

        Section 7.4.    Proceedings by Noteholder

        Subject to the last two paragraphs of this Section 7.4, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as may be

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

reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.4, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of and premium, if any, and interest (including Liquidated Damages to the extent accrued but unpaid) on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

        Anything in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, such Holder's rights of conversion as provided herein.

        Section 7.5.    Proceedings by Trustee

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

        Section 7.6.    Remedies Cumulative and Continuing

        Except as provided in the last paragraph of Section 2.6, all powers and remedies given by this Article VII to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.4,

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every power and remedy given by this Article VII or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

        Section 7.7. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders

        The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Security Document, expose the Trustee to personal liability or be unduly prejudicial to Holders not joining therein, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes when due, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions hereof which under Article XI cannot be modified or amended without the consent of all affected holders of Notes then outstanding. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

        Section 7.8.    Notice of Defaults

        The Trustee shall, within ninety (90) days after the occurrence of any default hereunder, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults actually known to a Responsible Officer, unless such default shall have been cured or waived before the giving of such notice; and provided that, except in the case of default in the payment of the principal of, or premium, if any, or interest (including Liquidated Damages to the extent accrued but unpaid) on any of the Notes, including without limiting the generality of the foregoing any default in the payment of any Repurchase Price or in the payment of any amount due in connection with any redemption of Notes, then in any such event the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders; provided further that in the case of any default of the character specified in Section 7.1(d) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purposes of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

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        Section 7.9.    Undertaking to Pay Costs

        All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.4, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or interest (including Liquidated Damages to the extent accrued but unpaid) on any Note (including, but not limited to, the redemption price or Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XV.

        Section 7.10.   Delay or Omission Not Waiver

        No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

                                  ARTICLE VIII.

                             CONCERNING THE TRUSTEE

        Section 8.1.    Duties and Responsibilities of Trustee

        The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, (a) undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trust Indenture Act and no implied covenants or obligation shall be read into this Indenture against the Trustee and (b) in the absence of bad faith, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

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        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                (a) this subsection shall not be construed to limit the effect of the first paragraph of this Section 8.1;

                (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts (as each is finally determined by a non-appealable order of a court of competent jurisdiction); and

                (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

        Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

        None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        Section 8.2.    Reliance on Documents, Opinions, Etc.

        Except as otherwise provided in Section 8.1:

                (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

                (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof be herein specifically prescribed) and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

                (c) the Trustee may consult with counsel, and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

                (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the

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        Noteholders pursuant to the provisions of this Indenture, unless such
        Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to the Trustee from the Noteholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

                (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under the Security Documents either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

                (g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                (h) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

                (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

                (j) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, rely on an Officer's Certificate; and

                (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to

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        take specified actions pursuant to this Indenture, which Officers'
        Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

        In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

        Section 8.3.    No Responsibility for Recitals, Etc.

        The recitals contained herein and in the Guarantee Agreement, the Security Documents and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Guarantee Agreement, the Security Documents or the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

        Section 8.4. Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes

        Subject to Sections 8.8 and 8.13, The Trustee, any Paying Agent, any conversion agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, conversion agent or Note Registrar.

        Section 8.5.    Monies to be Held in Trust

        Subject to the provisions of Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall have no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

        Section 8.6.    Compensation and Expenses of Trustee

        The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder or under any other Transaction Document in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture or any other Transaction Document (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith (as each is finally determined by a non-appealable order of a court of competent jurisdiction). The Company also covenants

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and agrees to indemnify the Trustee or any predecessor or successor Trustee in any capacity under this Indenture or a Transaction Document and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, damages, claims, liability or expense, including taxes, incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such agent or authenticating agent (as each is finally determined by a non-appealable order of a court of competent jurisdiction), as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its power or duties hereunder or any other Transaction Document. The obligations of the Company under this Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Sections 4.3 and 7.5, funds held in trust herewith for the payment of principal of (and premium, if any) particular Notes. The obligation of the Company under this Section 8.6 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The indemnification provided in this Section 8.6 shall extend to the officers, directors, agents and employees of the Trustee.

        When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.1(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

        Section 8.7.    [Intentionally Omitted]

        Section 8.8.    Conflicting Interests of Trustee

        The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.

        Section 8.9.    Eligibility of Trustee

        There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus (together with its parent) of at least Fifty Million United States Dollars ($50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

        Section 8.10.   Resignation or Removal of Trustee

                (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and the Company shall mail notice thereof to the Holders of Notes at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written

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        instrument, in duplicate, evidenced by a Board Resolution, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment thirty (30) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

                (b)     In case at any time any of the following shall occur:

                        (1)     the Trustee shall fail to comply with Section
                8.8 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months, or

                        (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                        (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 7.9, any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

                (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor Trustee which shall be deemed appointed as successor Trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may, at the expense of the Company, petition any court of competent jurisdiction for an appointment of a successor Trustee.

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                (d)     Any resignation or removal of the Trustee and
        appointment of a successor Trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 8.11.

                (e) If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

        Section 8.11.   Acceptance by Successor Trustee

        Any successor Trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain its lien set forth in Section 8.6.

        No successor Trustee shall accept appointment as provided in this
Section 8.11 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

        Upon acceptance of appointment by a successor Trustee as provided in this Section 8.11, the Company shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

        Section 8.12.   Succession by Merger, Etc.

        Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any Person succeeding to all or substantially all of the corporate trust business of the Trustee such Person shall be qualified under the provisions of
Section 8.8 and eligible under the provisions of Section 8.9.

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        In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or authenticating agent appointed by such predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor Trustee may authenticate such Notes either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

        Section 8.13.   Limitation on Rights of Trustee as Creditor

        If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

        Section 8.14.   Intercreditor Agreement.

        The Trustee, any successor Trustee and any Collateral Agent or sub-Collateral Agent shall each be bound by the terms and provisions of the Intercreditor Agreement.

                                   ARTICLE IX.

                           CONCERNING THE NOTEHOLDERS

        Section 9.1.    Action by Noteholders

        Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in Person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

        Section 9.2.    Proof of Execution by Noteholders

        Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with

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such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Noteholders' meeting shall be proved in the manner provided in
Section 10.6.

        Section 9.3.    Who Are Deemed Absolute Owners

        The Company, the Trustee, any authenticating agent, any Paying Agent, any conversion agent and any Note Registrar shall deem the Person in whose name such Note shall be registered upon the Note Register to be, and shall treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest (including Liquidated Damages to the extent accrued but unpaid) on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

        Section 9.4.    Company-Owned Notes Disregarded

        In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Nothing in this
Section 9.4 shall cause Notes owned by Laminar to be disregarded and deemed not to be outstanding. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes listed therein are not outstanding for the purpose of any such determination.

        Section 9.5.    Revocation of Consents; Future Holders Bound

        At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal

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amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                   ARTICLE X.

                              NOTEHOLDERS' MEETINGS

        Section 10.1.   Purpose of Meetings

        A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                        (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VII;

                        (2) to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article VIII;

                        (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
                Section 11.2;

                        (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law; or

                        (5) to take any other action authorized by this Indenture or under applicable law.

        Section 10.2.   Call of Meetings by Trustee

        The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be mailed to Holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

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        Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in Person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

        Section 10.3.   Call of Meetings by Company or Noteholders

        In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2 and to the Trustee.

        Section 10.4.   Qualifications for Voting

        To be entitled to vote at any meeting of Noteholders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

        Section 10.5.   Regulations

        Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

        The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be a Noteholder) of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

        Subject to the provisions of Section 9.4, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each One Thousand United States Dollars ($1,000) principal amount of Notes held or represented by such Noteholder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly

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designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

        Section 10.6.   Voting

        The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

        Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        Section 10.7.   No Delay of Rights by Meeting

        Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or implicitly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                  ARTICLE XI.

                       AMENDMENTS; SUPPLEMENTAL INDENTURES

        Section 11.1. Amendments; Supplemental Indentures without Consent of Noteholders

        The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time amend or supplement this Indenture and the Security Documents or the Notes without notice to or the consent of any Holder for one or more of the following purposes:

                (a) to make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.6;

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                (b)     to convey, transfer, assign, mortgage or pledge to the
        Trustee as security for the Notes, any property or assets;

                (c) to evidence the succession of another corporation, limited liability company, partnership or trust to the Company, or successive successions, and the assumption by the successor corporation, limited liability company, partnership or trust of the covenants, agreements and obligations of the Company pursuant to Article XII;

                (d) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the holders of Notes, including without limitation any reduction of the Conversion Price, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

                (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture and which shall not adversely affect the interests of the Holders of the Notes;

                (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

                (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

                (i) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of this Indenture Obligations; or

                (j) release Collateral from the Liens under this Indenture and the Security Documents when permitted or required by this Indenture or the Security Documents and to otherwise give effect to the Intercreditor Agreement or Section 4.3;

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

                (k) to allow any Guarantor to execute a supplemental indenture or Guarantee with respect to the Notes.

        The Trustee is hereby directed and authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder; provided, however, the Trustee shall not be obligated to and may, in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Any amendment or supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

        Section 11.2. Amendments; Supplemental Indentures with Consent of Noteholders

        With the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Section 9.4), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time amend or supplement, the Notes, the Security Documents or this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such amendment or supplemental indenture shall (i) extend the fixed maturity of any Note, change a place of payment or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the Holder of Notes, the obligation of the Company to repurchase any Note at the option of the Holder pursuant to Sections 5.10 or 5.15, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.6, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or modify this paragraph, without the consent of the holders of all Notes then outstanding; provided, further, however, that any amendment or supplemental indenture that disproportionately affects the rights of a Noteholder or a class of Noteholder shall require the prior consent of such Noteholder or the prior consent of Noteholders holding a majority of the principal amount of Notes then held by such class, as applicable.

        Upon the request of the Company, accompanied by a copy of the a Board Resolution authorizing the execution of any such amendment or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such amendment or supplemental indenture unless such amendment or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in is discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.

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

        It shall not be necessary for the consent of the Noteholders under this
Section 11.2 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

        Section 11.3.   Effect of Amendments and Supplemental Indentures

        Any amendment or supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act, as then in effect; provided that this Section 11.3 shall not require such amendment or supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgement by any party to such amendment or supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any amendment or supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

        Section 11.4.   Notation on Notes

        Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such amendment or supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then Outstanding.

        Section 11.5. Evidence of Compliance of Amendment or Supplemental Indenture to be Furnished to Trustee

        The Trustee, subject to the provisions of Sections 8.1 and 8.2, shall receive an Officers' Certificate and an Opinion of Counsel stating that the execution of a supplemental indenture is authorized and permitted by this Indenture.

        Section 11.6.   Intercreditor Agreement.

        Amendments to the Security Documents shall be subject to Section 5.3 of the Intercreditor Agreement.

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

                                  ARTICLE XII.

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

        Section 12.1.   Company May Consolidate, Etc., Only on Certain Terms

        The Company shall not, directly or indirectly, consolidate with or merge with or into any other Person or sell, lease, convey or transfer all or substantially all its assets, whether in a single transaction or a series of related transactions, to any Person or group of affiliated Persons (other than any of the foregoing involving solely the Company and a Restricted Subsidiary in which the Company is the survivor or the purchaser) unless:

                (a) either (i) the Company is the surviving entity or (ii) in case the Company shall consolidate with or merge into another Person or sell, lease, convey or transfer all or substantially all of its properties and assets, whether in a single transaction or a series of related transactions, to any Person, the Person formed by such consolidation or into which the Company is merged, or the Person which acquires by sale, conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on all of the Notes as applicable, and the performance or observance of every covenant of this Indenture and the Security Documents on the part of the Company to be performed or observed and shall have provided for the applicable conversion rights set forth in Section 15.6;

                (b) immediately after giving effect to such transaction on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction immediately after giving effect to such transaction) no Default or Event of Default shall have happened and be continuing;

                (c) immediately after giving effect to such transaction on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or the surviving entity (assuming such surviving entity's assumption of the Company's obligations under the Notes and this Indenture), as the case may be, would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 5.11; and

                (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article XII and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under
        Article IX.

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

        Section 12.2.   Successor Entity to be Substituted

        In case of any such consolidation, merger, sale, conveyance or lease in accordance with Section 12.1, and, where required in accordance with Section 12.1(a) upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest (including Liquidated Damages, if any) on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of RCN Corporation any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon Company Order of such successor entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the Person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XII may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

        In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

                                  ARTICLE XIII.

                     SATISFACTION AND DISCHARGE OF INDENTURE

        Section 13.1.   Discharge of Indenture

        When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall have deposited with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered)

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

not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest (including Liquidated Damages, if any) due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and premium, if any, and interest on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 16.5 each stating that the conditions precedent hereunder relating to satisfaction and discharge of this Indenture have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

        Section 13.2.   Deposited Monies to be Held in Trust by Trustee

        Subject to Section 13.4, all monies deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent) as the Trustee may determine, to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any; but such monies need not be segregated from other funds except to the extent required by law.

        Section 13.3.   Paying Agent to Repay Monies Held

        Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

        Section 13.4.   Return of Unclaimed Monies

        Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two (2) years after the date upon which the principal of, premium, if any, or interest (including Liquidated Damages, if any) on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

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

        Section 13.5.   Reinstatement

        If (i) the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 13.2; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE XIV.

                           NO RECOURSE AGAINST OTHERS

        Section 14.1.   Indenture and Notes Solely Corporate Obligations

        No direct or indirect partner, employee, incorporator, shareholder, director or officer, as such, past, present or future of the Company or any successor corporation or any Subsidiary or any of the Company's Affiliates, shall have any personal liability in respect of the obligations of the Company under the Notes or this Indenture solely by reason of his, her or its status as such partner, employee, incorporator, shareholder, director or officer. Nothing herein shall, however, affect the liability of any Guarantor. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                                   ARTICLE XV.

                               CONVERSION OF NOTES

        Section 15.1.   Right to Convert

        Subject to and upon compliance with the provisions of this Indenture, the Holder of any Note shall have the right, at the Holder's option, at any time following the date of original issuance of the Notes (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as provided in the fifth paragraph of Section 15.2 and
Section 3.4, at the close of business on the last Business Day prior to the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof), to convert the principal amount of any such Note, or any portion of such principal amount which is One Thousand United States Dollars ($1,000) or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such

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

time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 15.2.

        Section 15.2. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion

        In order to exercise the conversion privilege with respect to any Definitive Note, the Holder of such Definitive Note then registered on the books of the Company shall (i) deliver a written notice, in the form of the conversion notice attached hereto as Exhibit B, or a facsimile thereof (the "Conversion Notice"), to the Trustee, the Company (with a copy to the Company's legal counsel) and the transfer agent at Mellor Investor Services, telephone (201) 329-8518, facsimile (201) 329-8967, Attention: Susan O'Henry, of such Holder's election to convert, which notice shall specify that all of such Note shall be converted or the portion thereof to be converted (which shall be One Thousand United States Dollars ($1,000) or an integral multiple thereof) and the name or names (with address) in which the shares of Common Stock which shall be issuable on such conversion shall be issued, (ii) pay by wire transfer of immediately available funds or other method acceptable to the Company the transfer, registration or other similar taxes, if any, required pursuant to Section 15.7, and (iii) surrender the Definitive Note to be converted in whole or in part to a common carrier for overnight delivery to the Company as soon as practicable following such date (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to the Definitive Note in the case of its loss, theft or destruction). Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and a Participant's interest in a Global Note may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time. Each Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer (including a broker's letter regarding compliance with the prospectus delivery requirement, if applicable) in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

        The Company shall use its best efforts to, within three (3) Business Days after the Conversion Date (as defined below) with respect to any Note, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted) (a)(i) in the case of a public resale of the Common Stock issuable upon such conversion, at the Holder's request, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission system or (ii) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of full shares of Common Stock to which the Holder shall be entitled upon such conversion, and (b) deliver to such Holder a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in
Section 15.4 (which payment, if any, shall be paid no later than five (5) Business Days after the Conversion Date). In case any Note of a denomination greater than One Thousand United States Dollars ($1,000) shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to him, a new Note or Notes in

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authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

        Subject to Article IV, if the Company shall not have delivered the number of shares of Common Stock issued upon conversion of Notes by any Holder within five (5) Business Days after the Conversion Date with respect to such Notes, the Company shall pay Liquidated Damages to such Holder at the rate of one-half percent (0.5%) per month of the outstanding principal amount of Notes so converted by such Holder.

        The conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Note (or portion thereof) (such date, the "Conversion Date"), and the Person in whose name any shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the Holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record Holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered. For purposes of determining satisfaction of the requirement set forth above with respect to the Conversion Date for any Note, any facsimile required to be sent shall be deemed to have been sent on a given day if such facsimile was received before 1:00 p.m., New York City time, on such date, to the number listed above (unless a different number is specified in a notice filed with the Trustee and mailed by the Trustee, at the Company's expense, to each Holder of the Notes at such Holder's address appearing in the Note Register, as provided for in Section 2.5 of this Indenture) and a confirmation of transmission of such facsimile is obtained.

        The Company shall pay in cash, on any Note or portion thereof surrendered for conversion during the period from the close of business on any Interest Payment Date to which interest has been fully paid through the close of business on the Business Day preceding the record date for the next such Interest Payment Date, accrued and unpaid interest, if any, on the Note or portion thereof surrendered for conversion to, but excluding, the date of conversion, and Liquidated Damages, if any. Subject to Article IV, any such payment of interest shall be made with respect to such Note within ten (10) Business Days after the Conversion Date. Nothing in this Section 15.2 shall affect the right of a Holder in whose name any Note is registered at the close of business on a record date to receive the interest payable on such Note on the related Interest Payment Date in accordance with the terms of this Indenture and the Note. Except as provided in this Section 15.2, no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article.

        Section 15.3.   Intentionally Omitted

        Section 15.4.   Cash Payments in Lieu of Fractional Shares

        No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at

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one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Note or Notes, the Company shall calculate and pay a cash adjustment in lieu of such fractional share at the current market value thereof to the Holder of Notes. For purposes of this Section 15.4, the current market value of a share of Common Stock shall be the Closing Price (determined as provided in Section 15.6(f)) on the first Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

        Section 15.5.   Conversion Price

        The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article XV.

        Section 15.6.   Adjustment of Conversion Price

        The Conversion Price shall be adjusted from time to time by the Company as follows:

                (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 15.6(f)) fixed for such determination and (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Conversion Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 15.6(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

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                (c)     In case the Company shall issue rights or warrants to
        all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 15.6(f)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which (i) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which
        (ii) the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 15.6(a) applies) or evidences of its indebtedness or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 15.6(c) and (2) dividends and distributions paid exclusively in cash (except as set forth in Section 15.6(f), (the foregoing hereinafter in this Section 15.6(d) called the "Additional Securities")), unless the Company elects to reserve such Additional Securities for distribution to the Noteholders upon conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Additional Securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Record Date (as defined in Section 15.6(f)) for such distribution of the Additional Securities then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (i) the numerator shall be the Current Market Price (determined as provided in Section

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        15.6(f)) on such date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (ii) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Common Stock such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.6(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 15.6(f) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Noteholder.

        In the event that the Company implements a new shareholder rights plan, such rights plan shall provide that upon conversion of the Notes the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan as if the holders had converted the Notes prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion. Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 15.6(d).

        Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.6(d) (and no adjustment to the Conversion Price under this Section 15.6(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitles the Holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the

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existing right or warrant without exercise by the Holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 15.6(d), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a Holder of Common Stock with respect to such rights or warrants (assuming such Holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

        For purposes of this Section 15.6(d) and Sections 15.6(a) and (c), any dividend or distribution to which this Section 15.6(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 15.6(a) or 15.6(c) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 15.6(c) applies (and any Conversion Price reduction required by this Section 15.6(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 15.6(a) and (c) with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of
Section 15.6(a) and as "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 15.6(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 15.6(a).

        In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 15.7 applies or as part of a distribution referred to in Section 15.6), then immediately after the close of business on the Record Date for the distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
(x) such combined amount and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one (1) share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have

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received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

                (e) In the event that (i) no later than one (1) Business Day following the Issue Date, the Starpower Acquisition occurs and (ii) no later than 9:00 a.m. on the date that is two (2) Business Days following the Issue Date, the Company files with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a summary of the terms of the Starpower Acquisition, which Officers' Certificate shall include a certification that the Company irrevocably acquired, on or before 12:00 p.m. New York City time on that date that is the first Business Day following the Issue Date, ownership of 100% of the membership interests of Starpower, then the Conversion Price on the Notes shall increase from $24.00 (subject to adjustments to the Conversion Price resulting from Sections 15.6(a) through (d) above occurring on or after the Issue Date and on or before the date of consummation of the Starpower Acquisition) to $25.16.

                (f) For purposes of this Section 15.6, the following terms shall have the meaning indicated:

                        (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                        (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten
                (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.6(a),
                (b), (c) or (d) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of

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

                such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
                Section 15.6(a), (b), (c) or (d) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Company's Board of Directors in a manner consistent with any determination of such value for purposes of Section 15.6(d), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date,
                (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 15.6, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 15.6 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                        (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                        (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                        (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange, as applicable, is open for business or (y) if the

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                applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, a Business Day.

                        (g) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 15.6(a), (b), (c), (d) or (e), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                        (h) To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty
                (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at his last address appearing on the Note Register provided for in Section 2.5 a notice of the reduction at least five (5) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                        (i) Except for an adjustment pursuant to Section 15.6(e), no adjustment in the Conversion Price shall be required under this Section 15.6 unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this
                Section 15.6(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XV shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                        (j) Subject to the requirements of Section 15.6(e), whenever the Conversion Price is adjusted as provided in this
                Section 15.6, the Company shall promptly, and in no event later than five (5) Business Days following the date of the adjustment, file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after the filing of such certificate, and in no event later than five
                (5) Business Days following the date on which the Officers' Certificate is filed with the Trustee pursuant to this Section 15.6(j), the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder of each Note at his last address appearing on the Note Register provided for in Section 2.5, within twenty
                (20) days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

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

                        (k) In any case in which this Section 15.6 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 15.4.

                        (l) For purposes of this Section 15.6, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        Section 15.7.   Effect of Reclassification, Consolidation, Merger or
                        Sale

        If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any statutory exchange as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a "Statutory Exchange"), or
(iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance by a Holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance assuming such Holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been

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exercised ("non-electing share"), then for the purposes of this Section
15.7 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
XV. If, in the case of any such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a Holder of shares of Common Stock include shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Notes as the Company's Board of Directors shall reasonably consider necessary by reason of the foregoing.

        The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at his address appearing on the Note Register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice the legality or validity of such supplemental indenture shall not affect the legality or validity of such supplemental indenture.

        The above provisions of this Section 15.7 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

        Section 15.8.   Taxes on Shares Issued

        The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        Section 15.9. Reservation of Shares; Shares to be Fully Paid; Listing of Common Stock

        The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, reserved for the purpose of issuance, no less than one hundred five percent (105%) of the number of shares of Common Stock needed to provide for the issuance of Common Stock upon conversion of all of the Outstanding Notes without regard to any limitations on conversions or exercise.

        The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the

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foregoing, the Company (i) will not increase the par value of any shares of
Common Stock issuable upon conversion of the Notes above the Conversion Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Notes and (iii) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the conversion of all of the Notes would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation and available for the purpose of issue upon such exercise.

        The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

        The Company is obligated to register the Notes and the shares of Common Stock issuable upon conversion of the Notes for resale under the Securities Act pursuant to the Registration Rights Agreement. The Notes and the shares of Common Stock issuable upon conversion of the Notes shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each Holder of Notes shall be entitled to all of the benefits afforded to a Holder of Registrable Securities under the Registration Rights Agreement and such Holder, by its acceptance of a Note, agrees and shall agree to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such Holder as a Holder of such Registrable Securities.

        The Company shall use its best efforts to promptly secure the listing of the shares of Common Stock issuable upon conversion of a Note upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon conversion of such Note) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the conversion of all then outstanding Notes; and the Company shall use its best efforts to list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon conversion of the Notes if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 15.9.

        Section 15.10.  Responsibility of Trustee

        The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of

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Section 8.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine whether a supplemental indenture need be entered into under Section 15.7 or the correctness of any provisions contained in any supplemental indenture entered into pursuant to such section relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.7 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

        Section 15.11.  Notice to Holders Prior to Certain Actions

        In case:

                (a) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                (b) the Company shall authorize the granting to the Holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and each conversion agent and to be mailed to each Holder of Notes at his address appearing on the Note Register, provided for in Section 2.5 of this Indenture, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the Holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or

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other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

        Section 15.12.  Holder Not Deemed a Shareholder

        Except as otherwise specifically provided herein, prior to a Noteholder's receipt of Common Stock upon conversion of a Note, the Noteholder shall not be entitled, as such, to any rights of a shareholder of the Company, including, without limitation, the right to vote or to consent to any action of the shareholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive dividends or other distributions, or to receive any notice of meetings of shareholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company. In addition, nothing contained in this Indenture shall be construed as imposing any liabilities on such Holder to purchase any securities (upon conversion of a Note or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

                                  ARTICLE XVI.

                            MISCELLANEOUS PROVISIONS

        Section 16.1.   Provisions Binding on Company's Successors

        All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

        Section 16.2.   Official Acts by Successor Corporation

        Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

        Section 16.3.   Addresses for Notices, Etc.

        Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Company or any Guarantor and any notice, direction, request or demand hereunder to or upon the Trustee or to or upon any Noteholder shall be deemed to have been sufficiently given or made, for all purposes (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidence by mechanically or electronically generated receipt by the sender's facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers of such communications shall be:

        If to the Company or any Guarantor:

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                           RCN Corporation
                           105 Carnegie Center
                           Princeton, NJ  08540
                           Telephone:(609)-734-3811
                           Facsimile:(609)-734-3830
                           Attention: General Counsel

        If to the Trustee:

                           HSBC Bank USA, National Association
                           452 Fifth Avenue
                           New York, NY  10018

                           Courier Deliveries
                           10 East 40th Street, 14th Floor
                           New York, NY  10016
                           Attention:   Corporation Trust
                           Facsimile:   (212) 525-1300

        If to a Noteholder:

                           At the address and facsimile number of such Noteholder, as set forth on the Note Register, which shall initially include the information set forth in the Note Purchase Agreement regarding notices.

        The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. The Trustee shall use reasonable commercial efforts to provide any notice of default, notice of redemption and notice of conversion to each Holder by facsimile, if and to the extent such Holder's facsimile number is set forth in the Note Register.

        Failure to give a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is given or made in the manner provided above, it is duly given or made, whether or not the addressee receives it.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, at any time, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        Section 16.4.   Governing Law; Jurisdiction; Jury Trial

        This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of

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the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and each party, other than the Trustee, hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party, other than the Trustee, hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Indenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Indenture shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Indenture in that jurisdiction or the validity or enforceability of any provision of this Indenture in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        Section 16.5. Evidence of Compliance with Conditions Precedent; Certificates to Trustee

        Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and satisfied, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

        Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person signing such certificate or opinion has read such covenant or condition and any definitions relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion is based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

        Section 16.6.   Legal Holidays

        In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note will not be a Business Day, then payment of such interest on or

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principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

        Section 16.7.   Trust Indenture Act

        This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that this
Section 16.7 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

        Section 16.8.   Benefits of Indenture

        Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any conversion agent, any Note Registrar and their successors hereunder, the Holders of Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 16.9.   Table of Contents, Headings, Etc.

        The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        Section 16.10.  Authenticating Agent

        The Trustee may appoint an authenticating agent which shall be authorized to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.4, 2.5, 2.6, 2.7 and 3.3, as fully for all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as Trustee hereunder pursuant to Section 8.9.

        Any Person into which any authenticating agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor

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of the authenticating agent hereunder, if such successor Person is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor Person.

        Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of Notes as the names and addresses of such Holders appear on the Note Register.

        The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services.

        The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section 16.10 shall be applicable to any authenticating agent.

        Section 16.11.  Execution in Counterparts

        This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 16.12.  No Adverse Interpretation of Other Agreements

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                  ARTICLE XVII.

                        DEFEASANCE OR COVENANT DEFEASANCE

        Section 17.1. Company's Option To Effect Defeasance or Covenant Defeasance.

        The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 17.2 or Section 17.3 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article XVII. Notwithstanding any provision in this Article XVII or elsewhere in this Indenture to the contrary, the obligations of the Company and the Guarantors under Article XV and under
Section 5.10 and all provisions of this Indenture related Article XV or Section
5.10 thereto shall not be affected by any defeasance effected under this Article XVII and such Persons shall continue to be obligated to perform their obligations thereunder as if defeasance had not occurred.

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        Section 17.2.   Defeasance and Discharge.

        Upon the Company's exercise under Section 17.1 hereof of the option applicable to this Section 17.2, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of
Section 17.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, and, upon receipt of an Officers' Certificate, Opinion of Counsel and Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 17.4 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.4, 3.5, 3.6,
5.2 and 5.3 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under
Section 17.5 and Article VIII, and (d) this Article XVII. Subject to compliance with this Article XVII, the Company may exercise its option under this Section
17.2 notwithstanding the prior exercise of its option under Section 17.3 hereof with respect to the Notes.

        Section 17.3.   Covenant Defeasance.

        Upon the Company's exercise under Section 17.1 of the option applicable to this Section 17.3, the Company shall be released from its obligations under any covenant or provision contained in Sections 5.6 through 5.22 (other than any which relate to obligations under Article XV or Section 5.10) and the provisions of clause (c) of Section 12.1 shall not apply, with respect to the Defeased Notes, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under 7.1(a), (b) or (c), but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

        Section 17.4.   Conditions to Defeasance or Covenant Defeasance.

        The following shall be the conditions to application of either Section
17.2 or Section 17.3 hereof to the Defeased Notes:

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                (1)     The Company shall irrevocably have deposited or caused
        to be deposited with the Trustee (or another Trustee satisfying the requirements of Section 8.9 who shall agree to comply with the provisions of this Article XVII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) money in an amount, or (b) U.S. Government Securities which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire Indebtedness in respect of, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes at the Stated Maturity of such principal or installment of principal, premium, if any, or interest (provided, however, that the amount in respect of principal and premium shall not in any event be less than the amount required to purchase all Notes at the price required to be paid in connection with a Change of Control pursuant to Section 5.10) or (if the Company has made irrevocable arrangements satisfactory to such Trustee for the giving of notice of redemption by such Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and the Notes; provided, however, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such U.S. Government Securities to said payments with respect to the Notes;

                (2) No Default with respect to the Outstanding Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 17.2 hereof is concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period) no Default relating to Section 7.1(g);

                (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest in violation of
        Section 8.8 and for purposes of the Trust Indenture Act with respect to any securities of the Company;

                (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

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                (6)     In the case of an election under Section 17.2, the
        Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                (7) In the case of an election under Section 17.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to the Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

                (8) The Company shall have delivered to the Trustee, an Opinion of Counsel to the effect that, immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law;

                (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 4.2 or 4.3 hereof was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 17.2 or the covenant defeasance under Section 17.3 (as the case may be) have been complied with as contemplated by this Section 17.4 and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

                (11) Such defeasance or covenant defeasance shall not result in a trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under the Act or exempt from registration thereunder.

        Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and reasonably acceptable to the Trustee.

        Section 17.5. Deposited Money and U.S. Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

        Subject to the proviso of the last paragraph of Section 5.3, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 17.5, the "Trustee") pursuant to Section 17.4 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee, its officers, directors and agents and hold such harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Securities deposited pursuant to
Section 17.4 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

        Anything in this Article XVII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Securities held by it as provided in
Section 17.4 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

        Section 17.6.   Reinstatement.

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 17.2 or 17.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 17.2 or 17.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Securities in accordance with Section 17.2 or 17.3, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Securities held by the Trustee or Paying Agent.

        IN WITNESS WHEREOF, all of the parties hereto have caused this Indenture to be duly signed as of the date first written above.


                                          RCN CORPORATION


                                          By: /s/ Patrick T. Hogan
                                              ----------------------------------
                                              Name:  Patrick T. Hogan
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


Attest:


By: /s/ Deborah M. Royster
    ------------------------------
    Name:  Deborah M. Royster
    Title: Senior Vice President,
           Corporate Secretary and
           General Counsel


                                          HSBC BANK USA,NATIONAL ASSOCIATION,
                                          as Trustee


                                          By: /s/ Stephen Ferrera
                                              ----------------------------------
                                              Name:  Stephen Ferrera
                                              Title: Authorized Officer


                        [SIGNATURE PAGE TO INDENTURE]

                                    EXHIBIT A

          Form of 7.375% Convertible Second Lien Secured Note due 2012

                                 RCN CORPORATION

                             [FORM OF FACE OF NOTE]

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH RESTRICTED NOTE.]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, (3) IN A TRANSACTION EXEMPT FOR THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

[THE COMPANY MAY, BUT IS NOT OBLIGATED TO, INSTRUCT THE TRUSTEE TO PLACE THE FOLLOWING PARAGRAPH ON THE FACE OF EACH NOTE HELD BY OR TRANSFERRED TO AN "AFFILIATE" (AS DEFINED IN RULE 501(B) OF REGULATION D UNDER THE SECURITIES ACT) OF THE COMPANY:]

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THIS SECURITY MAY BE PLEDGED IN CONNECTION

WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.]

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE.]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.8 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                                 RCN CORPORATION

              7.375% Convertible Second Lien Secured Note due 2012

No. _____                                             $______________________

CUSIP No.  ______________________

        RCN Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to _______________, or registered assigns, the principal sum of ___________ United States Dollars on June 21, 2012 and to pay interest on said principal sum semi-annually on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing January 15, 2005, at the rate per annum specified in the title of this Note, accrued from December 21, 2004. The interest so payable on any January 15 or July 15 will be paid to the Person in whose name this Note, or portion thereof (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the first day of the month in which the Interest Payment Date shall occur, whether or not such date is a Business Day; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note (including Liquidated Damages, if any) shall be made at the office or agency of the Company maintained for that purpose, which shall be the Corporate Trust Office of the Trustee, or at any other office or agency permitted by the Indenture, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, that the interest may be paid, at the option of the Company, by check mailed to the Person entitled thereto at his address as it appears on the Note Registrar; provided further, however, that, with respect to any Holder of Notes with an aggregate principal amount equal to or in excess of Five Hundred Thousand United States Dollars ($500,000), interest on such Holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least five (5) Business Days prior to the applicable record date.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving a Holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture (defined herein).

        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                          RCN CORPORATION


                                          By:
                                              --------------------------
                                              Name:
                                              Title:


Attest:


------------------------
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION
 as Trustee, certifies that this is one of the Notes described in the within-named Indenture


By:
     --------------------------
     Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                                 RCN CORPORATION

              7.375% Convertible Second Lien Secured Note due 2012

        This Note is one of a duly authorized issue of Notes of the Company, designated as its 7.375% Convertible Second Lien Notes due 2012 (herein called the "Notes"), limited to the aggregate principal amount of One Hundred Twenty-Five Million United States Dollars, ($125,000,000) all issued or to be issued under and pursuant to an Indenture dated as of December 21, 2004 (herein called the "Indenture"), between the Company and HSBC Bank USA, National Association (herein called the "Trustee"), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. All capitalized terms used herein without definition shall have the meaning set forth in the Indenture. Any accrued and unpaid interest which is not paid within five (5) Business Days of the Interest Payment Date on which such payment of interest was due shall bear interest at the rate of 2% plus the interest rate otherwise in effect and borne by the Notes (including Liquidating Damages) from such Interest Payment Date until the same is paid in full (or, if less, the maximum interest rate then permitted by applicable law). In addition, at any time when an Event of Default shall have occurred and be continuing, the interest rate on the Notes shall be equal to 2% plus the interest rate otherwise accruing thereon (including Liquidated Damages).

        In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Liquidated damages paid pursuant to Section 15.2 of the Indenture, if any, shall be paid within ten (10) Business Days of the date from which such liquidated damages accrued pursuant to Section 15.2. Liquidated Damages on the Notes paid pursuant to Section 4(k) of the Note Purchase Agreement, if any, shall be paid at the times and in the manner provided therein. Liquidated Damages on the Notes paid pursuant to Section 3 of the Registration Rights Agreement, if any, shall be paid at the times and in the manner provided therein.

        The Indenture contains provisions permitting the Company and the Trustee in certain limited circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute amendments to the Indenture or supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that certain amendments or supplemental indentures require the consent of the Holder of each Note so affected by such amendment or supplemental indenture or, in some cases, the consent of the holders of all Notes then outstanding.

        It is also provided in the Indenture that the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes when due, (ii) a failure by the Company to convert any Notes into Common Stock or
(iii) a default in respect of a covenant or provisions of the Indenture which under Article XI thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by a Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether any notation thereof is made upon this Note or such other Notes.

        The Liens securing the payment of principal of, premium, if any, and interest on the Notes will be subordinated to the Liens securing Senior Indebtedness as set forth in Article IV of the Indenture and in the Intercreditor Agreement, and this Note is issued subject to the provisions of the Indenture and the Intercreditor Agreement. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

        Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Notes are issuable in registered form without coupons in denominations of One Thousand United States Dollars ($1,000) principal amount and integral multiples thereof. At the office of Trustee or the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

        The Notes will be redeemable for cash, if and only if the Common Sock of the Company has a Closing Price of at least 150% of the Conversion Price for 30 consecutive Trading Days ending on the Trading Day prior to delivery of notice of redemption to the Trustee at the option of the Company, in whole or in part, on or after December 21, 2007 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year                                                       Percentage
----                                                       ----------
2007...................................................     107.000%
2008...................................................     106.000%
2009...................................................     105.000%
2010...................................................     104.000%
2011 and thereafter....................................     103.000%

Notwithstanding the foregoing, to the extent that the Shelf Registration Statement is required by the terms of the Registration Rights Agreement to remain effective as of the date that notice of redemption is provided in accordance with Section 3.2, no such redemption shall be permitted unless the Shelf Registration Statement is effective and available during the 30 day period prior to the giving of such notice and at all times from the date of such notice until the redemption date.

        If such notice of redemption has been given as provided in the Indenture, the Notes or portion of Notes called for redemption shall, unless converted into Common Stock pursuant to the terms of the Indenture, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price and interest accrued to, but excluding, the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Notes at the redemption price and interest accrued to, but excluding, said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5, 13.4 and 17.5 of the Indenture, to be entitled to any benefit or security under the Indenture, and the holders of such Notes shall have no right in respect of such Notes except the right to receive the redemption price and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in such notice, such Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price and interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an Interest Payment Date, then the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3 of the Indenture.

        The Notes are not subject to redemption through the operation of any sinking fund.

        Sections 5.10 and 5.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

        The rights of the Trustee, any Collateral Agent and the Holders are subject to the terms and provisions of the Intercreditor Agreement. The Intercreditor Agreement, among other things, contains (a) substantial limitations, and in some cases prohibitions, on the rights of the Holders, the Trustee and the Collateral Agent with respect to the Collateral (as defined in the Indenture) and matters relating to the First-Lien Obligation (as defined in the Indenture), including with respect to the sale, foreclosure and release of Collateral, and the ability to amend the Transaction Documents without the consent of the holders of the First-Lien Obligations, (b) provisions adverse to the Holders relating to, among other things, (i) use of the Collateral as collateral, on a basis senior to the Lien in favor of the Holders, for debtor-in-possession financings, (ii) application of insurance proceeds relating to Collateral, (iii) rights of the Holders to dispute the claims and rights of the holders of First-Lien Obligations (including claims by holders of the First-Lien Obligations for post-petition interest, fees or expenses and claims as to the validity, enforceability, perfection and priority of Liens purportedly securing the First-Lien Obligations), and (iv) the Trustee or any Holder proposing and supporting plans of reorganization relating to the Company and its Subsidiaries, and (c) provisions automatically amending the Security Documents (as defined in the Indenture) when comparable documents securing the First-Lien Obligations are amended or released. In addition, the guarantee of the Indenture Obligations by certain Guarantors is subordinated to the guarantee given by such Guarantors in favor of the First-Lien Obligations.

        The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

        Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time following the date of original issuance of the Notes (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as otherwise provided in the Indenture, at the close of business on the Business Day next preceding the date fixed for redemption unless the Company shall default in payment due upon redemption), to convert the principal hereof or any portion of such principal which is One Thousand United States Dollars ($1,000) or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the initial conversion price of $24.00 or such conversion price as adjusted from time to time as provided in the Indenture. To convert a Note, a Holder must deliver this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose, which shall be the Corporate Trust Office of the Trustee, or at any other office or agency permitted by the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The Notes shall initially be convertible for 41.6667 shares of Common Stock, subject to adjustments from time to time as provided in the Indenture. The Company shall pay in cash, on this Note or portion thereof surrendered for conversion during the period from the close of business on any Interest Payment Date to which interest has been fully paid through the close of business on the Business Day preceding the record date for the next such Interest Payment Date, accrued and unpaid interest, if any, to, but excluding, the date of conversion. Any such payment of interest shall be made with ten (10) Business Days after the Conversion Date. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

        In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes not converted prior to the expiration of such conversion right by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price and interest accrued to the date fixed for redemption, of such Notes.

        Upon due presentment for registration of transfer of this Note and any other documents as may be required to be delivered by the Indenture at the office or agency of the Company which shall be the Corporate Trust Office of the Trustee, or at any other office or agency permitted by the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the requirements and limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company, the Trustee, any authenticating agent, any Paying Agent, any conversion agent and any Note Registrar shall deem and treat a registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof (including Liquidated Damages to the extent accrued but unpaid), or on account hereof, for the conversion hereof and for all other purposes; and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, such registered Holder for the time being shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable on this Note.

        No direct or indirect partner, employee, incorporator, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any Subsidiary or any of the Company's Affiliates, shall have any personal liability in respect of the obligations of the Company under this Note solely by reason of his, her or its status as such partner, employee, incorporator, stockholder, director or officer. Nothing in this paragraph affects the liability of any Guarantor. The Holder hereof by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

        The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: RCN CORPORATION, 105 Carnegie Center, Princeton, New Jersey 08540-6215.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT -

                                            __________________________ Custodian
                                            (Cust)

TENANT - as tenants by the entireties       __________________________
                                            (Minor)

JT TEN - as joint tenants with right of survivorship and Uniform Gifts to Minors Act ________________ not as tenants in common
    (State)

Additional abbreviations may also be used though not in the above list.

                                 ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

________________________________________________________________________________
(Insert assignee's social security or tax ID number)____________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:                         Your signature:
     ----------------                        -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

                                             By:
                                                --------------------------------
                                                NOTICE: To be executed by an
                                                executive officer

Signature Guarantee:
                     ------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to have this Note purchased by the Company pursuant to
Section 5.10 or 5.15 of the Indenture, check the appropriate box:

        Section 5.10 [ ]

        Section 5.15 [ ]

        If you wish to have a portion of this Note purchased by the Company pursuant to Section 5.10 or 5.15 of the Indenture, state the amount:

$ ______________________________________________________________________________

Date:                         Your signature:
     ----------------                        -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

                                             By:
                                             -----------------------------------
                                             NOTICE: To be executed by an
                                             executive officer

Signature Guarantee:
                     -------------------------------

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                    Principal Amount of
                                                                    this Global Note
                    Amount of decrease     Amount of increase in    following such         Signature of
                    in Principal Amount    Principal Amount of      decrease (or           authorized officer
Date of Exchange    of this Global Note    this Global Note         increase)              of Trustee
----------------    -------------------    ---------------------    -------------------    ------------------

                                    EXHIBIT B

                           [FORM OF CONVERSION NOTICE]

RCN Corporation
105 Carnegie Center
Princeton, NJ  08540
Attention:  Chief Financial Officer

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY  10018
Attention:  Corporate Trust
Fax:  (212) 525-1300

        The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is One Thousand United States Dollars ($1,000) principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer, registration or other similar taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

        If you want the shares issuable on conversion of this Note credited to your balance account with The Depositary Trust Company through its Deposit Withdrawal Agent Commission system, check the box: [ ]

Dated:
       -------------------
                                              ----------------------------------

                                              ----------------------------------
                                              Signature(s)

---------------------------------
Signature Guarantee

        Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

------------------------------
(Name)

------------------------------
(Street Address)

------------------------------
(City, State and Zip Code)

Please print name and address
                                           Principal amount to be converted
                                           (if less than all):
                                           $_____________,000


                                           _____________________________
                                           Social Security or Other Taxpayer
                                           Identification Number

                                    EXHIBIT C

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                         FORM OF CERTIFICATE OF TRANSFER

RCN Corporation
105 Carnegie Center
Princeton, NJ  08540
Attention:  Chief Financial Officer

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY  10018

Attention:  Corporate Trust
Fax:  (212) 525-1300

        Re: 7.375% Convertible Second Lien Notes due 2012

        Reference is hereby made to the Indenture, dated as of December 21, 2004 (the "Indenture"), among RCN Corporation, as issuer (the "Company"), the several Guarantors party thereto and HSBC Bank USA, National Association (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the "Transfer"), to _________________(the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        2. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.

        The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3. CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR RULE 144.

        The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

                (b) such Transfer is being effected to the Company or a subsidiary thereof;

or

                (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

                (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

        4. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                (a) CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                (b) CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                           ----------------------------------
                                           [Insert Name of Transferor]

                                           By:
                                              -------------------------------
                                              Name:
                                              Title:


Dated:
      ------------------


-----------------------------
Signature Guarantee

        Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

ANNEX A TO CERTIFICATE OF TRANSFER

1.      The Transferor owns and proposes to transfer the following:

                        [CHECK ONE OF (a) OR (b)]

        (a)     a beneficial interest in the:

                (i)     144A Global Note (CUSIP ______), or

                (ii)    IAI Global Note (CUSIP ________); or

        (b)     a Restricted Definitive Note.

2.      After the Transfer the Transferee will hold:

                [CHECK ONE]

        (a)     a beneficial interest in the:

                (i)     144A Global Note (CUSIP __________), or

                (ii)    IAI Global Note (CUSIP __________),

                (iii)   Unrestricted Global Note (CUSIP ); or _________); or

        (b)     a Restricted Definitive Note; or

        (c)     an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT E

                         FORM OF CERTIFICATE OF EXCHANGE

RCN Corporation
105 Carnegie Center
Princeton, NJ  08540
Attention:  Chief Financial Officer

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY  10018

Attention:  Corporate Trust
Fax:  (212) 525-1300

        Re: 7.375% Convertible Second Lien Notes due 2012

(CUSIP ____________])

        Reference is hereby made to the Indenture, dated as of December 21, 2004 (the "Indenture"), among RCN Corporation, as issuer (the "Company"), the several Guarantors party thereto and HSBC Bank USA, National Association (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        __________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

                (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
        (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (b) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act,
        (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (c) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (d) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
        (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

                (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                           [Insert Name of Transferor]

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

Dated:________________________


-----------------------------
Signature Guarantee

        Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

                                    EXHIBIT F

                   FORM OF TRANSFER LETTER OF REPRESENTATIONS

                           (TO BE DELIVERED BY HOLDER

UPON CERTAIN TRANSFERS OF NOTES WITHOUT

EFFECTIVE REGISTRATION STATEMENT)

        We are delivering this letter in connection with the sale or transfer to us of Notes (as defined in the Indenture, dated as of December 21, 2004, between RCN Corporation, a Delaware corporation (the "Company"), the several Guarantors party thereto and HSBC Bank USA, National Association, a national banking association (the "Trustee")) other than pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the "Securities Act").

        We hereby confirm that:

                (i) we are an "accredited investor" within the meaning of Rule 501(a)(1),(2), (3), (5), (6), (7) or (8) under the
                        Securities Act;

                (ii) any purchase or receipt of the Notes by us will be for investment purposes and for our own account, not as a nominee or agent;

                (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing or receiving the Notes;

                (iv) we do not have need for liquidity in our investment in the Notes, we have the ability to bear the economic risks of our investment in the Notes for an indefinite period of time and we are able to afford the complete loss of our investment in the Notes;

                (v) we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction, and we have no present intention of selling, granting any participation in, or otherwise distributing the same;

                (vi) we have had access to such information regarding the Company necessary in order for us to make an informed decision and any such information which we have requested have been made available for us or our attorney, accountant, or advisor; and

                (vii) we or our attorney, accountant, or advisor have had a reasonable opportunity to ask questions of and receive answers from a Person or Persons acting on behalf of the Company concerning the business, management and financial affairs of the Company and the terms and conditions of the acquisition by us of the Notes and all such questions have been answered to our full satisfaction, and we have acquired sufficient information about the Company to make an informed and knowledgeable decision to acquire the Notes.

        We understand that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) in accordance with an exemption from the registration requirements of the Securities Act, (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We agree that we will furnish the Company and the Trustee an opinion of counsel that one of the foregoing restrictions on transfer set forth in Clauses (i), (ii) and (iii) immediately above have been complied with. We understand that the Trustee will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with.

        We acknowledge that the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                                       -------------------------------------
                                       (Name)

                                       By:
                                                   -----------------------------
                                           Name:
                                           Title:
                                           Address:

                                    EXHIBIT G

                          [FORM OF SECURITY AGREEMENT]

                                    EXHIBIT H

                         [FORM OF SUBSIDIARIES GUARANTY]

                                    EXHIBIT I

                           [FORM OF PLEDGE AGREEMENT]

                                    EXHIBIT J

                        [FORM OF INTERCREDITOR AGREEMENT]

                                       J-1